Exhibit 10.11

Execution Version

UNIT PURCHASE AND REDEMPTION AGREEMENT

BY AND AMONG

2020 GLOBAL INVESTMENTS, LLC,

2020 GLOBALGROWTH EQUITIES LIMITED,

ACQUITY GROUP, L.L.C.,

AND

THE MEMBERS LISTED IN SCHEDULE A HERETO,

AND

(with respect to Section 12.10 and Article XIII only)

CHRISTOPHER DALTON,

PAUL WEINEWUTH,

MATT SCHMELTZ,

AND

SCOTT SPEAR

March 20, 2008

ARTICLE I DEFINITIONS		1

ARTICLE II SALE AND PURCHASE OF UNITS; CLOSING; REDEMPTION		11

2.1	Agreement to Sell and Purchase	11

2.2	Purchase Price	12

2.3	Use of Proceeds	12

2.4	Redemption of Units Held by the Members	12

2.5	Distribution Escrow	15

2.6	Closing	21

2.7	Closing Obligations	22

2.8	Member Representative	24

2.9	Certain Taxes and Fees	24

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY		25

3.1	Organization and Good Standing	25

3.2	Subsidiaries	25

3.3	Directors; Officers	26

3.4	Authority; No Conflict; Consent	26

3.5	Capitalization	27

3.6	Financial Statements	28

3.7	Books and Records	28

3.8	Title to Properties; Liens	29

3.9	Taxes	30

3.10	No Material Adverse Change	31

3.11	Compliance with Legal Requirements; Governmental Authorizations	31

3.12	Legal Proceedings; Orders	32

3.13	Absence of Certain Changes and Events	32

3.14	Employee Benefits	34

3.15	Employees	37

3.16	Labor Relations; Compliance; WARN Act	38

3.17	Intellectual Property	38

3.18	Contracts	39

3.19	Obligations to Related Parties	41

3.20	Brokers or Finders	41

3.21	Customers and Suppliers	42

3.22	No Undisclosed Liabilities	42

3.23	Obligations of Management	42

3.24	Registration Rights and Voting Rights	42

3.25	Offering Valid	43

3.26	Full Disclosure	43

3.27	Real Property Holding Corporation	43

3.28	Insurance	43

3.29	Executive Officers	43

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF MEMBERS		44

4.1	Authority; No Conflict	44

4.2	Redemption Units	45

4.3	Legal Proceedings	45

4.4	Brokers or Finders	45

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER PARENT		45

5.1	Organization and Good Standing	45

5.2	Authority; No Conflict	45

5.3	Legal Proceedings	46

5.4	Brokers or Finders	46

5.5	Investment Representations	46

5.6	Financing	46

5.7	Access to Information	47

5.8	Buyer’s Investigation	47

5.9	Plant Closing and Mass Lay Offs	47

ARTICLE VI [INTENTIONALLY OMITTED]		48

ARTICLE VII [INTENTIONALLY OMITTED]		48

ARTICLE VIII COVENANTS OF THE PARTIES		48

8.1	Required Approval	48

8.2	Further Assurances	48

8.3	No Press Releases; No Public Announcements	48

8.4	Confidentiality	49

8.5	Books and Records	49

ARTICLE IX CONDITIONS PRECEDENT TO BUYER’S OBLIGATION TO CLOSE		49

9.1	Accuracy of Representations	49

9.2	Company’s and Members’ Performance	50

9.3	Consents	50

9.4	Additional Documents	50

9.5	No Proceedings	50

9.6	No Claim Regarding Unit Ownership or Sale Proceeds	50

9.7	No Prohibition	51

9.8	Securities Exemptions	51

ARTICLE X CONDITIONS PRECEDENT TO THE MEMBERS’ AND THE COMPANY’S OBLIGATIONS TO CLOSE		51

10.1	Accuracy of Representations	51

10.2	Buyer’s Performance	51

10.3	Additional Documents	51

10.4	No Proceedings	52

10.5	No Prohibition	52

ARTICLE XI [RESERVED]		52

ARTICLE XII INDEMNIFICATION; REMEDIES		52

12.1	Survival and Time Limitations	52

12.2	Indemnification and Payment of Damages by Members	53

12.3	Indemnification and Payment of Damages by Buyer and Buyer Parent	54

12.4	Limitations on Amount	54

12.5	Calculation of Damages	55

12.6	Procedure for Indemnification — Third Party Claims	56

12.7	Procedure for Indemnification — Other Claims	58

12.8	Sole Remedy	58

12.9	Member Representative	58

12.10	Guaranty	58

ARTICLE XIII GENERAL PROVISIONS		59

13.1	Expenses	59

13.2	Notices	59

13.3	Dispute Resolution	60

13.4	Waiver of Jury Trial	61

13.5	Waiver	61

13.6	Entire Agreement	62

13.7	Amendments	62

13.8	Disclosure Schedules	62

13.9	Third Party Beneficiaries	62

13.10	Assignment	62

13.11	Representation of the Members Post-Closing	63

13.12	Severability	63

13.13	Section, Article and Section Headings	63

13.14	Construction; Interpretation	63

13.15	Governing Law	64

13.16	Counterparts; Facsimile Signatures	64

Schedules

Schedule A — Schedule of Members

Schedule 2.5 — Sample of Calculation

Schedule 3.5(b) — Payment Obligations under Employee Equity Sharing Plan

Schedule 13.1 — Buyer’s Advisors

Exhibits

Exhibit A — Form of Third Amended and Restated Operating Agreement

Exhibit B — Form of Escrow Agreement

Exhibit C — Form of Unit Holders Agreement

Exhibit D — Form of Registration Rights Agreement

Exhibit E — Form of Management Agreement

Exhibit F — Form of Legal Opinion

Exhibit G — Form of Employment Agreement

Exhibit H — Form of Employee Confidentiality and Non-Competition Agreement

UNIT PURCHASE AND REDEMPTION AGREEMENT

This Unit Purchase and Redemption Agreement (this “Agreement”) is made as of March 20, 2008, by and among 2020 Global Investments, LLC, a Delaware limited liability company (“Buyer”), 2020 GlobalGrowth Equities Limited, a Cayman Islands exempted company (“Buyer Parent”), Acquity Group, L.L.C., a Delaware limited liability company (the “Company”), the entities or individuals listed on Schedule A attached hereto who are existing members of the Company (individually, a “Member,” and collectively, “Members”), and with respect to Section 12.10 and Article XIII only, Christopher Dalton, Paul Weinewuth, Matt Schmeltz and Scott Spear.

RECITALS

WHEREAS, all of the issued and outstanding membership interests in the Company on the date hereof immediately prior to the Closing (as defined below) are owned collectively by the Members as set forth on Schedule A hereto;

WHEREAS, the Company has authorized the sale and new issuance of membership interest in the Company equal to an aggregate of Nine Hundred Ten Thousand And One Hundred (910,100) Class A Units (the “New Units”);

WHEREAS, the Company desires to issue and sell the New Units to Buyer on the terms and conditions set forth herein;

WHEREAS, Buyer desires to purchase the New Units on the terms and conditions set forth herein, which will represent 70% of the outstanding membership interest in the Company on a fully-diluted basis after giving effect to the Redemption (as defined below);

WHEREAS, the Members have agreed to sell the Redemption Units (as defined below) to the Company in consideration of the Redemption Price and the Earnout Payments as such terms are defined below; and

WHEREAS, the Company will use a portion of the proceeds from the purchase and sale of the New Units to effectuate the Redemption.

AGREEMENT

NOW, THEREFORE, based on the recitals set forth above, the promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

“2007 Audited Financial Statements” has the meaning set forth in Section 2.4(c) hereof.

“2007 Audited EBITDA” has the meaning set forth in Section 2.4(c) hereof.

“2007 Audited Sales” has the meaning set forth in Section 2.4(c) hereof.

“2008 Audited EBITDA” has the meaning set forth in Section 2.5 hereof.

“2008 Audited Financial Statements” has the meaning set forth in Section 2.5 hereof.

“2008 Audited Sales” has the meaning set forth in Section 2.5 hereof.

“2008 Earnout Payment” has the meaning set forth in Section 2.5 hereof.

“2008 Earnout Statement” has the meaning set forth in Section 2.5 hereof.

“2008 Pro-Forma Earnout Payment” has the meaning set forth in Section 2.5 hereof.

“2009 Audited EBITDA” has the meaning set forth in Section 2.5 hereof.

“2009 Audited Financial Statements” has the meaning set forth in Section 2.5 hereof.

“2009 Audited Sales” has the meaning set forth in Section 2.5 hereof.

“2009 Earnout Payment” has the meaning set forth in Section 2.5 hereof.

“2009 Earnout Statement” has the meaning set forth in Section 2.5 hereof.

“2020 Permitted Transfer” has the meaning set forth in Section 2.5(l) hereof.

“Actual EBITDA” has the meaning set forth in Section 2.4.

“Actual Sales” has the meaning set forth in Section 2.4.

“Advancement Amount” shall have the meaning set forth in Section 2.5 hereof.

“Agreement” has the meaning set forth in the introductory paragraph hereof.

“Affiliate” with respect to any Person, shall mean (i) any other Person which beneficially holds, directly or indirectly, or otherwise controls, fifty one percent (51%) or more of such Person’s outstanding securities (“Parent Affiliate”), (ii) any other Person, fifty one percent (51%) or more of which Person’s outstanding securities are beneficially held, directly or indirectly, or are otherwise controlled, by such Person (“Subsidiary Affiliate”) and (iii) any other Person, fifty one percent (51%) or more of which Person’s outstanding securities are beneficially held, directly or indirectly, or are otherwise controlled, by a Person described in (i) above (“Sister Affiliate”), and (iv) with respect to Buyer, (A) any Buyer Group Entity, (B) any general partner or managing member of any Buyer Group Entity and (C) any limited partner or other equity holder of any Buyer Group Entity that does not otherwise qualify as a Parent Affiliate of such Buyer Group Entity; provided that the transfer of any equity interests in the Company to such Person described in (C) of this subsection (iv) was solely for legitimate purposes related to the investment fund operations of the subject Buyer Group Entity (including but not limited to the natural termination of the Buyer Group Entity, a distribution for compliance with regulatory or tax reasons or a distribution to such limited partner or other equity holder of their entire interest in the Buyer Group Entity’s portfolio); and further provided that, with respect to any transfer of equity interests in the Company to a Person described in (A), (B) or (C) of this subsection (iv), the transfer of equity interests to such Person shall not have caused (or be reasonably likely to cause) a material adverse change in the management or operations of the Company.

“Amended and Restated Operating Agreement” has the meaning set forth in Section 2.1(a).

“Arbitration Tribunal” has the meaning set forth in Section 13.3(b) hereof.

“Audit Cut-Off Date” has the meaning set forth in Section 2.5.

“Audited Balance Sheet” has the meaning set forth in Section 3.6(a) hereof.

“Audited Redemption Price” has the meaning set forth in Section 2.4 hereof.

“Audited Redemption Statement” has the meaning set forth in Section 2.4 hereof.

“Audited Financial Statements” has the meaning set forth in Section 3.6(a) hereof.

“Basis” shall mean any past or present fact, condition, activity, practice, plan, occurrence, event, action, failure to act, or transaction that forms or could reasonably form the basis for any specified consequence.

“Big Four Accounting Firm” has the meaning set forth in Section 2.5.

“Big Four Earnout Notice of Disagreement” has the meaning set forth in Section 2.5.

“Big Four Earnout Statement” has the meaning set forth in Section 2.5.

“Big Four Payment Amounts” has the meaning set forth in Section 2.5.

“Board” shall mean the governing body of the Company in the name of the Board of Directors or Board of Managers, equivalent to the governing body of a manager-managed limited liability company under the Delaware Limited Liability Company Act.

“Business Day” shall mean any day that is not a weekend or a holiday of the United States or the State of Illinois.

“Buyer” has the meaning set forth in the opening paragraph hereof.

“Buyer Group Entity” shall mean each of Buyer, Buyer Parent and any Parent Affiliate, Subsidiary Affiliate or Sister Affiliate of Buyer or Buyer Parent and any Buyer Affiliated Fund (including any Parent Affiliate, Subsidiary Affiliate and Sister Affiliate of a Buyer Affiliated Fund).

“Buyer Affiliated Fund” shall mean any private equity fund, venture capital fund or other entity now or hereafter existing that is controlled by (i) one or more general partners or managing members of Buyer Parent or (ii) one or more general partners or managing members of any parent entity which has a controlling interest in Buyer Parent.

“Buyer Indemnified Persons” has the meaning set forth in Section 12.2 hereof.

“Buyer Parent” has the meaning in the Preamble above.

“Buyer’s Advisors” shall mean the counsel, accountants and financial advisors of Buyer and Buyer Parent as set forth in Schedule 13.1.

“Cap Amount” has the meaning set forth in Section 12.4(b) hereof.

“Change of Control Transaction” means (i) any consolidation or merger of the Company with or into any corporation or other entity or person, or any other reorganization, other than any such consolidation, merger or reorganization in which the members of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity (or, if the surviving entity is a wholly-owned subsidiary, its parent) immediately after such consolidation, merger or reorganization in substantially the same proportion as their voting power of the Company immediately prior to such consolidation, merger or reorganization, (ii) any transaction or series of related transactions to which the Company or any member is a party, including any issuance of new equity by the Company, in which, in the aggregate, in excess of fifty percent (50%) of the Company’s voting power is transferred, directly or indirectly, or (iii) a sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company or (iv) any other transaction whereby a non-Affiliate of the Company, directly or indirectly, gains the power or authority to elect or replace a majority of the Board and such transaction is reasonably likely to materially adversely affect the operations or management of the Company.

“Closing” has the meaning set forth in Section 2.6 hereof.

“Closing Date” has the meaning set forth in Section 2.6 hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Company Accountants” has the meaning set forth in Section 2.4 hereof.

“Company Audit Election” has the meaning set forth in Section 2.5.

“Company Benefit Plans” has the meaning set forth in Section 3.14.

“Company’s Knowledge” shall mean the actual knowledge of (i) Christopher Dalton, (ii) Scott Spear, (iii) Paul Weinewuth, (iv) Matthew Schmeltz, (v) Ray Grady, or (vi) James Newman, after reasonable inquiry of applicable senior management of the Company regarding their respective area of primary responsibility.

“Consent” has the meaning set forth in Section 3.4(e) hereof.

“Contemplated Transactions” shall mean all of the transactions contemplated by this Agreement and all other Operative Agreements, including but not limited to (a) the performance by Buyer, Buyer Parent, the Company and the Members of their respective covenants and obligations under this Agreement and all other Operative Agreements; (b) the sale and issuance of the New Units by the Company to Buyer; and (c) the Redemption of Redemption Units by the Company from the Members.

“Damages” has the meaning set forth in Section 12.2 hereof.

“Debt” shall mean with respect to any Person at any date, without duplication, (i) all obligations of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person upon which interest charges are customarily paid, (iii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iv) all obligations in respect of letters of credit, whether or not drawn, and bankers’ acceptances issued for the account of such Person, (v) all capitalized lease obligations of such Person including, without limitation, any lease termination payments or charges, (vi) any obligations of such Person for the deferred purchase price of goods and services, including any such obligations secured by a contractual lien, but excluding trade accounts payable and accrued expenses incurred in the ordinary course of business, (vii) all interest rate protection agreements of such Person, (viii) any accrued but unpaid interest or prepayment or other penalties upon any of the foregoing, and (ix) all guarantees (or arrangements having the economic effect of a guarantee) of such Person in connection with any of the foregoing.

“Demand” has the meaning set forth in Section 13.3(b) hereof.

“Determination Date” has the meaning set forth in Section 2.4 hereof.

“Disclosure Schedules” has the meaning set forth in Section 2.7(a)(ii) hereof.

“Disputed Items” has the meaning set forth in Section 2.4(c) hereof.

“Distribution Escrow” has the meaning set forth in Section 2.5(a).

“DOL” has the meaning set forth Section 3.14.

“EBITDA” has the meaning set forth in Section 2.5(i).

“Earnout Notice of Disagreement” has the meaning set forth in Section 2.5(b) hereof.

“Earnout Payment” has the meaning set forth in Section 2.5(a).

“Earnout Period” shall mean each of the twelve-month period ending on December 31, 2008 and December 31, 2009, respectively.

“Employment Agreements” has the meaning set forth in Sections 9.4(b).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” has the meaning set forth in Section 3.14(b)(viii).

“Escrow Agreement” has the meaning set forth in Section 2.5(a).

“Final Adjustment Amount” has the meaning set forth in Section 2.4(c)(ii) hereof.

“Final Determination” has the meaning set forth Section 12.5.

“Financial Statement Representations” has the meaning set forth Section 12.1.

“Firesale” has the meaning set forth in Section 2.5(l).

“Fraud” shall mean an act or omission made with scienter constituting a knowing misrepresentation of the truth, or intentional concealment of a material fact necessary to make a material statement made not misleading, made or concealed to induce another Person to act to his, her or its detriment.

“Fraud Claims” have the meaning set forth in Section 12.1(a) hereof.

“Fundamental Representations” has the meaning set forth in Section 12.1(a) hereof.

“GAAP” means United States generally accepted accounting principles applied on a basis consistent with the methodologies, practices and principles (including, without limitation, considerations of materiality) used in the preparation of the Company’s latest Audited Balance Sheet.

“Governmental Authorization” shall mean any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

“Governmental Body” shall mean any (A) nation, state, county, city, town, district, or other jurisdiction of any nature; (B) federal, state, local, municipal, foreign, or other government; (C) governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (D) multi-national organization or body; or (E) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

“Guaranteed Obligations” has the meaning set forth in Section 12.10.

“Guarantor” has the meaning set forth in Section 12.10.

“Independent Accounting Firm” has the meaning set forth in Section 2.4(c).

“Intellectual Property” shall mean the Company’s:

(i)            trademarks, service marks, trade dress, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith;

(ii)           inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof;

(iii)          copyrightable works and copyrights in both published works and unpublished works, including related registrations and applications;

(iv)          trade secrets and confidential and unique business information (including unique ideas, research and development, know-how, business and marketing plans and proposals, formulae, compositions, assembly processes and techniques, manufacturing processes and techniques, production processes and techniques, technical data, designs, drawings, specifications, customer and supplier information, including customer and supplier identities, contact information, pricing and cost information);

(v)           computer software (including source code, executable code, data, databases, and related documentation);

(vi)          owned and protectable material advertising and promotional materials;

(vii)         rights in and to all names, titles and unique slogans, phrases or logos used in its business;

(viii)        websites, or portions thereof, owned or operated by or on behalf of the Company in connection with its business, (including all internet domain leases and domain names relating to its business), as well as all the rights in and to the use of HTML or other content incorporated on any such websites or portion thereof relating to its business, and all information contained in and rights to the “visitor” data base for those sites;

(ix)           goodwill associated therewith;

(x)            other proprietary rights; and

(xi)           copies and tangible embodiments of the foregoing (in whatever form or medium).

“IRS” has the meaning set forth Section 3.14.

“Leases” has the meaning set forth Section 3.8(a)(ii).

“Leased Real Property” has the meaning set forth in Section 3.8(a)(i).

“Legal Requirement” shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

“Liability” shall mean with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, and whether absolute, accrued, due, contingent or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

“Licensed Intellectual Property Assets” shall mean any Intellectual Property licensed from a third party to the Company or licensed from the Company to a third party.

“Lien” shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“MAE” shall mean any state of facts, change, effect, event or occurrence that has been, is or could reasonably be expected to be material and adverse to the (i) financial condition, (ii) business, (iii) results of operations, (iv) assets, (v) liabilities, (vi) operations of the Company or the ability of the Company to consummate the Contemplated Transactions, but excluding any effect or change arising from a) the announcement or pendency of the transactions contemplated by this Agreement, b) changes in general conditions in the industry in which the Company participates after the date of this Agreement that do not disproportionately effect the Company, and c) any state of facts, change, effect, event or occurrence arising in connection with any “act of God” including natural disasters and earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities (it being understood that for purposes of analyzing whether any state of facts, change, effect, development, event or occurrence constitutes a “MAE” under this definition, the parties agree that (A) the analysis of materiality shall not be limited to a long-term perspective and (B) each of the terms contained in (i) through (vi) above are intended to be separate and distinct).

“Management Agreement” has the meaning set forth in Section 2.7.

“Management Change” means such time that a majority of Christopher Dalton, Paul Weinewuth, Matt Schmeltz, Scott Spear, Ray Grady and Jim Newman no longer serve as Executive Vice Presidents (or more senior officers of the Company) or have their duties and responsibilities materially diminished or reduced by the Company which diminution or reduction has not been cured by the Company after receipt of written notice to the Company by such person specifying in detail the basis for such assertion.

“Material Contract” has the meaning set forth Section 3.18.

“Material Customers” has the meaning set forth in Section 3.20.

“Material Suppliers” has the meaning set forth in Section 3.20.

“Maximum Payout Amounts” has the meaning set forth in Section 2.5.

“Member” or “Members” has the meaning set forth in introductory paragraph hereof.

“Member Group” has the meaning set forth in Section 13.11.

“Member Indemnified Persons” has the meaning set forth in Section 12.3 hereof.

“Member Representative” has the meaning set forth in Section 2.9 hereof.

“New Units” has the meaning set forth in the Recitals.

“Notice of Disagreement” has the meaning set forth in Section 2.4 hereof.

“Operative Agreements” has the meaning set forth in Section 3.4(a) hereof.

“Options” has the meaning set forth in Section 3.8.

“Order” shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

“Ordinary Course of Business:” an action taken by a Person shall be deemed to have been taken in the Ordinary Course of Business if:

(i)            such action is recurring in nature and consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

(ii)           such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person.

“Organizational Documents” shall mean any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person, and any amendments thereto.

“Owned Intellectual Property Assets” shall mean Intellectual Property owned by the Company.

“Payment Amount” has the meaning set forth in Section 2.4(b) in the Payment Formula.

“Payment Formula” shall mean the Payment Formula as defined and set forth in Section 2.4(b).

“PBGC” has the meaning set forth Section 3.14.

“Permitted Liens” shall mean, collectively, (i) Liens that are disclosed in Section (a) of the Disclosure Schedules, (ii) Liens for Taxes, levies, duties or other governmental charges of any kind which are not yet delinquent or are being contested in good faith by appropriate proceedings, (iii) Liens for carriers, contractors, warehousemen, mechanics, materialmen, laborers, employees, suppliers or other similar Persons arising by operations of law, (iv) Liens relating to Deposits made in the Ordinary course of Business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of leases, trade contracts or other similar agreements, (v) in the case of real property, any matters, restrictions, covenants, conditions, limitation, rights, rights of way, encumbrances, encroachments, reservations, easements, agreements and other matters of record, such state of facts of which an accurate survey or inspection of the property would reveal, (vi) Liens securing the obligators of the Company under secured indebtedness of the Company, if any, which will be released at Closing, and (vii) Liens on assets that are leased or Intellectual Property that is licensed in the Ordinary Course of Business.

“Person” shall mean any natural person, corporation, general partnership, limited partnership, limited liability company or partnership, proprietorship, other business organization, trust, union, association or Governmental Body.

“Pre-Closing Tax Periods” has the meaning set forth in Section 2.7(d) hereof.

“Prior Adjusted Payout Amount” has the meaning set forth in Section 2.5.

“Privacy Laws” shall mean all applicable federal and state privacy, confidentiality, consumer protection, advertising, electronic mail and data security laws and regulations to which customer data and information that the Company collects in conducting its business is subject.

“Proceeding” shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

“Purchase Price” has the meaning set forth in Section 2.2.

“Qualified Member Representative” means the Person that is then serving as the Member Representative provided that there has occurred a Management Change (it being understood that if there has not been a Management Change, there shall be no Qualified Member Representative).

“Qualified Plan” has the meaning set forth Section 3.14.

“Records” has the meaning set forth Section 8.5.

“Redemption” has the meaning set forth in Section 2.4.

“Redemption Percentage” has the meaning set forth in Section 2.4(a).

“Redemption Price” has the meaning set forth in Section 2.4.

“Redemption Units” has the meaning set forth in Section 2.4.

“Reorganization” has the meaning set forth in Section 2.5(l).

“Registration Rights Agreement” has the meaning set forth in Section 2.7.

“Sales” has the meaning set forth in Section 2.5.

“Securities Act” shall mean the Securities Act of 1933 of the United States, as amended.

“Statutory Representations” has the meaning set forth in Section 12.1(a) hereof.

“Subsequent Audit of Financial Statements” has the meaning set forth in Section 2.5(n) hereof.

“Subsidiary” shall mean any Person with respect to which a specified Person (or Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or other governing body.

“Target EBITDA” has the meaning set forth in Section 2.4.

“Target Payout” has the meaning set forth in Section 2.4.

“Target Sales” has the meaning set forth in Section 2.4.

“Taxes” shall mean all federal, state, local, foreign and other governmental net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties, or other taxes of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term “Tax”  shall mean any one of the foregoing Taxes.

“Tax Return” shall mean all reports, returns, information returns, declarations, statements, and other documents required to be filed in respect of Taxes.

“Third Party Claim” has the meaning set forth in Section 12.6(a) hereof.

“Third Party Contributor” has the meaning set forth in Section 12.5(a) hereof.

“Threshold” has the meaning set forth in Section 12.4(a) hereof.

“UNCITRAL” has the meaning set forth in Section 13.3(b) hereof.

“Unit Holders Agreement” has the meaning set forth in Section 2.7 hereof.

“US$” shall mean US dollar, the lawful currency of the United States.

“WARN Act” has the meaning set forth Section 3.16.

ARTICLE II
Sale and Purchase of Units; Closing; Redemption

2.1           Agreement to Sell and Purchase.  The Company has authorized the sale and issuance to Buyer of the New Units.  The New Units have the rights, preferences, privileges and restrictions set forth in the Third Amended and Restated Operating Agreement of the Company dated as of the date hereof, in the form attached hereto as Exhibit A (the “Amended and Restated Operating Agreement”).

(b)           Subject to the terms and conditions of this Agreement, at the Closing, the Company shall sell and issue to Buyer the New Units, which New Units, when paid for, shall be validly issued, fully paid and non-assessable.

2.2           Purchase Price.  The total purchase price for the New Units (the “Purchase Price”) shall be US$49,000,000, which shall be paid at the Closing in cash by wire transfer of immediately available funds to the Company.

2.3           Use of Proceeds.  The Company shall apply the proceeds from the sale of the New Units for (i) the Redemption (defined below) and (ii) for company growth and other general working capital purposes.

2.4           Redemption of Units Held by the Members.

(a)           On the Closing Date, immediately following the purchase and sale of the New Units as provided herein, and upon the terms and subject to the conditions herein, and in reliance upon the Earnout Payments to be paid in accordance with the terms hereof, the Company shall redeem, and each Member hereby agrees to sell, transfer and convey to the Company, such number of Class A Units as set forth opposite the name of such Member in the column entitled “Membership Interests Redeemed” on Schedule A attached hereto (the “Redemption”), equal in the aggregate to 780,089 Class A Units (the “Redemption Units”), and the Company shall pay to the Members an aggregate amount equal to the Redemption Price (defined below) for the Redemption Units.  The Redemption Price shall be paid to the Members on a pro rata basis with each Member receiving an amount equal to the product of such Member’s respective Redemption Percentage (set forth on Schedule A) times the Redemption Price.  The Redemption Price shall be paid by the Company at the Closing in cash by wire transfer of immediately available funds to the accounts designated by the Members reasonably in advance of the Closing, and shall be subject to adjustment, up or down, as provided in Section 2.4(c) hereof.  Immediately following the Redemption, each Member shall have the number of Class A Units of the Company set forth in the last column entitled “Class A Units Owned Following the Redemption” opposite such Member’s name on Schedule A hereto.

(b)           The “Redemption Price” shall equal US$23,860,190, being the Audited Redemption Price, and shall be subject to adjustment, up or down, following the Closing in accordance with Section 2.4(c) and Section 2.5(n) hereof and shall be calculated in accordance with the formula set forth below (the “Payment Formula”).  For purposes of calculating the Redemption Price:

(i)            “Target Payout” shall equal US$21,000,000;

(ii)           “Target Sales” shall equal US$48,800,000;

(iii)          “Target EBITDA” shall equal US$5,800,000;

(iv)          “Actual EBITDA” shall equal US$6,687,398, being the 2007 Audited EBITDA, and shall be subject to adjustment as provided in Section 2.4(c) hereof.

(v)           “Actual Sales” shall equal US$54,216,770, being the 2007 Audited Sales, and shall be subject to adjustment as provided in Section 2.4(c) hereof.

Payment Formula

A.

if Actual EBITDA divided by Target EBITDA is equal to or greater than 50%, then the Payment Formula shall be as follows:

Actual Sales ÷Target Sales × .4 = X
Actual EBITDA ÷ Target EBITDA × .6 = Y
(X+Y) = Z
Target Payout × Z = Payment Amount

B.

if Actual EBITDA divided by Target EBITDA is less than 50%, then the Payment Formula shall be as follows:

Actual EBITDA ÷ Target EBITDA = X

Target Payout × X = Payment Amount

A sample of how such calculations shall work is set forth in Schedule 2.5 attached hereto.

(c)                                  Redemption Price Adjustment.

(i)                                     Mowery & Schoenfeld, LLC (the “Company Accountants”) has prepared and the Company has delivered prior to Closing an audited balance sheet of the Company as of December 31, 2007 and a related audited statement of income and cash flow for the fiscal year then ended, together with the report thereon of the Company Accountants (collectively, the “2007 Audited Financial Statements”).  The 2007 Audited Financial Statements were prepared in accordance with GAAP.  The Company has delivered to Buyer and the Members prior to Closing a written statement (the “Audited Redemption Statement”), certified in writing by the Company Accountants, showing (a) the Sales and EBITDA as of the year ending December 31, 2007 as derived from the 2007 Audited Financial Statements (respectively, the “2007 Audited Sales” and “2007 Audited EBITDA”) and (b) the applicable Redemption Price and Payment Amount to be paid at Closing using the Payment Formula with Actual Sales equal to the 2007 Audited Sales and Actual EBITDA equal to the 2007 Audited EBITDA (the “Audited Redemption Price”), subject to adjustment after Closing pursuant to the following section.

(ii)                                  If Buyer disagrees with the Audited Redemption Price on the Audited Redemption Statement, such party shall notify the Company of such disagreement in writing within twenty (20) Business Days after the Closing (such notice herein the “Notice of Disagreement”), which notice shall specify in reasonable detail the items in dispute (“Disputed Items”) and the bases for the disagreement regarding such items. Failure of Buyer to provide the

Company with the Notice of Disagreement within the twenty (20) Business Day period shall be deemed to be acceptance of the Audited Redemption Price.  Further, any matter not specifically set forth in the Notice of Disagreement as a Disputed Item shall be deemed final and agreed, subject to Section 2.5(n) (Subsequent Audit of Financial Statements).  Buyer, Members and the Company shall use reasonable efforts to cooperate in good faith for a period of fifteen (15) calendar days after the Company’s receipt of the Notice of Disagreement (or such longer period as the parties may mutually agree upon in writing) to resolve the specific disagreements raised with respect to the Disputed Items. During any such period of dispute, the parties and their accountants shall have reasonable access to all of the working papers of the Company and the Company Accountants relating to the Disputed Items.  If, at the end of such period, the parties do not resolve such disagreements, the parties shall promptly select a mutually acceptable independent accounting firm of recognized standing to review the calculation of the Audited Redemption Price and to resolve any remaining disagreements regarding the Disputed Items; provided, however that the Independent Accounting Firm’s analysis and decision shall be limited to the Disputed Items and bases set forth in the Notice of Disagreement.  If the parties cannot agree upon an accounting firm, they shall choose an accounting firm by lot from those national accounting firms having no material relationship to any of the parties or their Affiliates (the firm agreed to in the preceding sentence, or if not agreed to, as selected under this sentence shall be referred to as the “Independent Accounting Firm”). The determination by such Independent Accounting Firm shall be final, binding and conclusive on the Company (including the Members) and Buyer and judgment may be entered thereon in a court of competent jurisdiction. The parties shall make their respective submissions to the Independent Accounting Firm within thirty (30) calendar days after selecting such Independent Accounting Firm pursuant to this Section. The parties shall use reasonable efforts to cause such Independent Accounting Firm to make its determination within thirty (30) calendar days after accepting its selection. The fees and expenses of such Independent Accounting Firm shall be paid by the Company; provided that 30% of such cost shall be paid by the Members by a dollar for dollar reduction in the Audited Redemption Price.  The Audited Redemption Price, as adjusted by the Independent Accounting Firm (including the reduction corresponding to the 30% of the cost of the Independent Accounting Firm) or as otherwise adjusted or agreed to by the parties pursuant to this Section 2.4(c), is referred to as the “Final Adjustment Amount.”  Within five (5) days following the date of receipt of such determination by the Independent Accounting Firm or the date the parties otherwise agree upon the Final Adjustment Amount (either such date, the “Determination Date”), the parties shall take the following action:

(A)                              in the event that the Final Adjustment Amount is greater than the Audited Redemption Price, the Company shall distribute to the Members the difference (pro rata as to each member in accordance with his or its Redemption Percentage);

(B)                                in the event that the Final Adjustment Amount is less than the Audited Redemption Price, the Members (pro rata as to each Member in accordance with their Redemption Percentage) shall repay to the Company an amount equal to the difference between the Final Adjustment Amount and the Audited Redemption Price.

2.5                                 Distribution Escrow.

(a)                                  Concurrently with the payment of the Redemption Price at Closing, the Company shall cause US$21,000,000 to be placed into an interest bearing escrow account (the “Distribution Escrow”), which shall be released in accordance with this Section 2.5 and in accordance with the Escrow Agreement attached hereto as Exhibit B (the “Escrow Agreement”).  All payments that are made to the Members pursuant to this Section 2.5 (including payments released to the Members from the Distribution Escrow) are referred to herein as “Earnout Payments.” The Earnout Payments shall be treated as a distribution from the Company to the Members.

(b)                                 2008 Earnout Payment.

(i)                                     As soon as is reasonably practicable following the completion of the 2008 calendar year, the Company Accountants shall prepare an audited balance sheet of the Company as of December 31, 2008 and a related audited statement of income and cash flow for the fiscal year then ended, together with the report thereon of the Company Accountants (collectively, the “2008 Audited Financial Statements”).  The 2008 Audited Financial Statements shall be prepared in accordance with GAAP in a manner consistent with the preparation of the Audited Financial Statements.  Within five (5) Business Days following completion of the 2008 Audited Financial Statements, the Company shall deliver to Buyer and the Member Representative a written statement (the “2008 Earnout Statement”), certified in writing by the Company Accountants and, provided that there has not been a Management Change, also approved by the Chief Financial Officer of the Company after consultation with the other members of the Company’s management team (provided that the Chief Financial Officer is a Member or a member of a Member), showing the Sales and EBITDA as of the year ending December 31, 2008 as derived from the 2008 Audited Financial Statements.  If the Chief Financial Officer is not a Member or a member of a Member, the majority of the Members must have approved the 2008 Earnout Statement. If Buyer or the Qualified Member Representative (if any) disagree with the 2008 Earnout Statement, they shall notify the Company of such disagreement in writing within twenty (20) Business Days after receipt of the 2008 Earnout Statement (such notice herein the “Earnout Notice of Disagreement”), which notice shall specify in reasonable detail the Disputed Items and the bases for the disagreement regarding such items, and the parties shall follow the procedures set forth in Section 2.5(d) hereof to resolve the specific disagreements.  If no Earnout Notice of Disagreement is provided within the applicable time period, the 2008 Earnout Statement shall be final as calculated by the Company.  The Sales and EBITDA as of the year ending December 31, 2008 that are finally determined shall be referred to herein, respectively, as the “2008 Audited Sales” and “2008 Audited EBITDA”.  Promptly following such final determination of the 2008 Audited Sales and the 2008 Audited EBITDA, the Company shall distribute to the Members the 2008 Earnout Payment, calculated as set forth below.

(ii)                                  The “2008 Earnout Payment” shall equal the Payment Amount obtained by using the Payment Formula.  For purposes of calculating the 2008 Earnout Payment:

(i)                                     “Target Payout” shall equal US$12,600,000;

(ii)                                  “Target Sales” shall equal US$73,600,000;

(iii)                               “Target EBITDA” shall equal US$9,600,000;

(iv)                              “Actual EBITDA” shall equal the 2008 Audited EBITDA; and

(v)                                 “Actual Sales” shall equal the 2008 Audited Sales.

(iii)                               Catch-up — If (xx) the 2008 Pro-Forma Earnout Payment is less than the Target Payout for 2008 and (yy) the 2009 Earnout Payment equals or exceeds the Target Payout for 2009, then, at the time of the payment of the 2009 Earnout Payment, the Company shall also distribute to the Members an additional payment equal to the difference between the Target Payout for 2008 and the 2008 Pro-Forma Earnout Payment.  For purposes herein, the “2008 Pro-Forma Earnout Payment” shall equal the sum of (i) the 2008 Earnout Payment plus (ii) the amount of any reduction in the 2008 Earnout Payment pursuant to Section 2.5(d) in respect of fees paid to the Independent Accounting Firm plus (iii) the amount of any offset against the 2008 Earnout Payment pursuant to and in accordance with Section 2.5(j).

(c)                                  2009 Earnout Payment.

(i)                                     As soon as is reasonably practicable following the completion of the 2009 calendar year, the Company Accountants shall prepare an audited balance sheet of the Company as of December 31, 2009 and a related audited statement of income and cash flow for the fiscal year then ended, together with the report thereon of the Company Accountants (collectively, the “2009 Audited Financial Statements”).  The 2009 Audited Financial Statements shall be prepared in accordance with GAAP in a manner consistent with the preparation of the Audited Financial Statements.  Within five (5) Business Days following completion of the 2009 Audited Financial Statements, the Company shall deliver to Buyer and Members a written statement (the “2009 Earnout Statement”), certified in writing by the Company Accountants and, provided that there has not been a Management Change, also approved by the Chief Financial Officer of the Company after consultation with the other members of the Company’s management team (provided that the Chief Financial Officer is a Member or a member of a Member), showing the Sales and EBITDA as of the year ending December 31, 2009 as derived from the 2009 Audited Financial Statements.  If the Chief Financial Officer is not a Member or a member of a Member, the majority of the Members must have approved the 2009 Earnout Statement. If Buyer or the Qualified Member Representative (if any) disagree with the 2009 Earnout Statement, they shall notify the Company of such disagreement in writing within twenty (20) Business Days after receipt of the 2009 Earnout Statement (such notice herein the “Earnout Notice of Disagreement”), which notice shall specify in reasonable detail the specific bases for the disagreement, and the parties shall follow the procedures set forth in Section 2.5(d) hereof to resolve the specific disagreements.  If no Earnout Notice of Disagreement is provided within the applicable time period, the 2009 Earnout Statement shall be final as calculated by the Company.  Further, any matters not specifically set forth in the Earnout Notice of Disagreement shall be deemed final and agreed, subject to Section 2.5(n) (Subsequent Audit of Financial Statements).  The Sales and EBITDA as of the year ending December 31, 2009 that are finally determined shall be referred to herein, respectively, as the “2009 Audited Sales” and “2009 Audited EBITDA”.  Promptly following such final determination of the 2009 Audited Sales and the 2009

Audited EBITDA, the Company shall distribute to the Members the 2009 Earnout Payment, calculated as set forth below.

(ii)                                  The “2009 Earnout Payment” shall equal the Payment Amount obtained by using the Payment Formula.  For purposes of calculating the 2009 Earnout Payment:

(ii)                                  “Target Payout” shall equal US$8,400,000;

(iii)                               “Target Sales” shall equal US$110,000,000;

(iv)                              “Target EBITDA” shall equal US$14,400,000;

(v)                                 “Actual EBITDA” shall equal the 2009 Audited EBITDA; and

(vi)                              “Actual Sales” shall equal the 2009 Audited Sales.

(d)                                 Resolution of Earnout Disagreement. In the event a party delivers an Earnout Notice of Disagreement, the parties shall use reasonable efforts and cooperate in good faith for a period of fifteen (15) calendar days after the Company’s receipt of the Earnout Notice of Disagreement (or such longer period as the parties may mutually agree upon in writing) to resolve the Disputed Items identified in the Earnout Notice of Disagreement with respect to the applicable Earnout Statement.  During any such period of dispute, the parties and their accountants shall have reasonable access to all of the working papers of the Company and the Company Accountants relating to the Disputed Items.  If, at the end of such period, the parties do not resolve such disagreements, the parties shall within three (3) Business Days of the end of such period or as promptly as practicable thereafter if it is not reasonably possible to provide such notice within three (3) Business Days, select an Independent Accounting Firm to make such determination regarding the Disputed Items.  In the event the Company has elected to cause a Subsequent Audit of Financial Statements pursuant to Section 2.5(n) hereof and the parties shall also be selecting an Independent Accounting Firm for purposes of this Section 2.5(d) in connection with the resolution of an Earnout Notice of Disagreement for the 2009 Earnout Statement, the parties shall use the Big Four Accounting Firm so chosen under Section 2.5(n) as the Independent Accounting Firm for such 2009 Notice of Disagreement to the extent reasonably practicable; and further provided that payment of the 2009 Earnout Payment in accordance with the procedures set forth in Section 2.5(c) and this Section 2.5(d) shall not be delayed as a result of the election to cause a Subsequent Audit of Financial Statements.  The determination by the Independent Accounting Firm shall be final, binding and conclusive on the Company (including the Members) and Buyer and judgment may be entered thereon in a court of competent jurisdiction. The parties shall make their respective submissions to the Independent Accounting Firm regarding the Disputed Items within thirty (30) calendar days after selecting such firm pursuant to this Section. The parties shall use reasonable efforts to cause such Independent Accounting Firm to make its determination within thirty (30) calendar days after accepting its selection. The fees and expenses of such Independent Accounting Firm shall be paid by the Company; provided that 30% of such fees and expenses shall be paid by the Members by a dollar for dollar reduction in the Adjustment.  Within five (5) calendar days following the date of receipt of such determination by the Independent Accounting Firm or the date the parties otherwise agree upon the applicable Earnout Payment, the Company shall distribute the applicable Earnout Payment to the Members.

(e)                                  Amount Paid From Distribution Escrow.   If, and to the extent, an Earnout Payment exceeds the applicable Target Payout, the amount of any such excess shall be paid by the Company and not from the Distribution Escrow, subject to the Maximum Payout Amount (defined below).  If, and to the extent, an Earnout Payment is less than the applicable Target Payout, the amount of any such deficiency shall be distributed to the Company from the Distribution Escrow.

(f)                                    Maximum Payout Amount.  The maximum aggregate amount (“Maximum Payout Amounts”) that the Company shall pay to the Members (in respect of the sum of the Redemption Price, the 2008 Earnout Payment (including any catch-up payment) and the 2009 Earnout Payment, including any adjustments pursuant to Section 2.5(d) (Resolution of Earnout Disagreement) (including any applicable reduction in Payout Amounts for the Members 30% portion of fees to an Independent Accounting Firm) and Section 2.5(n) (Subsequent Audit of Financial Statements)) shall be US$49,000,000.  At such time that an aggregate amount of Payment Amounts reaches US$49,000,000, no further Payment Amounts shall be made to the Members.   The parties acknowledge and agree that the Company may (but is not required to) declare a special dividend to the Members of the Company if the Company overachieves such that the aggregate Payment Amounts would have exceeded US$49,000,000 if this payout limitations was not in place.  All Payment Amounts shall have priority over other distributions to be made by the Company in the manner set forth in the Amended and Restated Operating Agreement.

(g)                                 Force Majeure. The Parties acknowledge and agree that in the event of a force majeure event during the Earnout Period, all calculations shall be adjusted to account for such event so that the Members are not adversely affected by such force majeure event.

(h)                                 Sales.  All calculations of “Sales” shall be based upon gross revenue of the Company and determined in accordance with GAAP.

(i)                                     EBITDA.  All calculations of “EBITDA” and the components of which EBITDA is comprised shall be determined in accordance with GAAP but shall include as an add back all (i) legal, accounting and out-of-pocket fees and expenses of the Members and the Company that were incurred or paid by the Company in 2007 for this transaction with the Buyer subject to a cap of US$200,000 (which amount includes US$75,000 of the retainer that has already been paid to William Blair & Company in 2007 by the Company), (ii) any fees or expenses of the Company incurred or paid by the Company in 2008 or 2009 for this transaction with Buyer, including but not limited to any charges, Taxes and fees of any kind incurred pursuant to Section 2.9  of this Agreement, (iii) all direct and indirect expenses as determined in good faith by the Board of Directors incurred in connection with the pursuit of a New Venture (as defined in the Operating Agreement) and which New Venture both the Advisory Member (as defined in the Operating Agreement) and the holders of seventy-five percent (75%) of the Units then held by all Members have not approved as set forth in Section 8.11(b)(ii) of the Operating Agreement, and (iv) fees or expenses paid or incurred by the Company as required by Buyer or Buyer Parent in connection with or as a result of the transactions contemplated herein, including but not limited to fees of the Buyer’s Advisors, any management fee and key-man insurance premiums and any fees for the Independent Accounting Firm following a Notice of Disagreement or Earnout Notice of Disagreement; provided, however, that any contingent fees (as opposed to any retainer paid in 2007 and any cost reimbursements) payable to investment bankers, including William Blair & Company, as a result of the consummation of the Contemplated Transactions, will be paid directly by the Members and will not be an add back for calculating EBITDA; and further provided that to the extent any interest earned on the funds held in the Distribution Escrow is distributed to the Members, such interest so distributed to the Members shall not be included in the determination of EBITDA to the extent it otherwise would be so included as earnings of the Company.  All transaction expenses that are added back to the determination of EBITDA pursuant to this Section 2.5(i) other than those categories that are specifically identified above shall be subject to the reasonable approval of Buyer.

(j)                                     Offset.  Earnout Payments to be made to Members may, at the election of Buyer, be subject to offset against any amounts due to Buyer pursuant to Article XII (Indemnification; Remedies) and the Company agrees to distribute any such offset amount on behalf of the Members to Buyer.  For purposes of this Section 2.5(j), amounts shall be “due” pursuant to Article XII only upon a Final Determination (as defined in Section 12.5(b)); provided further, for the avoidance of doubt, no Earnout Payment otherwise due to the Members shall be withheld or delayed because of the pendency of an indemnification claim.  In addition, Earnout Payments to be made to the Members may, at the election of Buyer or the Company, be subject to offset against any amounts due to the Company from the Members pursuant to Section 2.5(d) (Resolution of Earnout Disagreement).

(k)                                  Operation of the Business During the Earnout Period.  The Company, the Members, Buyer and Buyer Parent covenant and agree to use, and to cause their respective Affiliates and permitted transferees to use, their commercially reasonable efforts to maximize the Sales and EBITDA of the Company, taken as a whole during the Earnout Period.

(l)                                     Earnout Acceleration.  The Company shall cause all remaining funds in the Distribution Escrow to be released and paid to the Members by wire transfer of immediately available funds if a Change of Control Transaction occurs prior to the termination of the Earnout Period, other than (A) such transaction in which the operations of the Company remain as a standalone business, George Lu remains on the Board of the Company and the Members are entitled to designate a member of the Board of the Company, and there is not a Management Change, and the consideration received or to be received in connection with such transaction is not cash, cash equivalents or publicly traded securities (a “Reorganization”), (B) such transaction in which the sale is for an aggregate value of less than US$25,000,000 (a “Firesale”), or (C) such transaction which is a transfer of the Buyer’s or Buyer Parent’s direct or indirect equity ownership in the Company to any Affiliate of Buyer and provided further that such transfer to an Affiliate does not cause a material change in the business, operations or management of the Company (a “2020 Permitted Transfer”).

(m)                               Delay in Earnout Payment.  The Company agrees to use commercially reasonable efforts to cause the 2008 Audited Financial Statements and the 2009 Audited Financial Statements to be prepared within 60 days following the completion of the applicable calendar year.  In the event that (x) there has been a Management Change and (y) the 2008 Audited

Financial Statements or the 2009 Audited Financial Statements, as applicable, have not been prepared within such 60 day period (subject to the Board Certification Letter discussed below), the Company will advance to the Members an amount equal to 90% of the applicable Payment Amount based on the unaudited financial statements for such period (the “Advancement Amount”).  Following the completion of the applicable Audited Financial Statements, the Company shall calculate the Earnout Payment as provided in Section 2.5(b) or Section 2.5(c), as applicable, and shall reduce the amount of any Earnout Payment by the applicable Advancement Amount.  In the event that the Advancement Amount exceeds the applicable Earnout Payment (as may be finally determined pursuant to Section 2.5(d)), the Members shall promptly pay such excess to the Company.  Notwithstanding the foregoing provisions of this clause (m), in the event the Company delivers to the Member Representative a letter within 10 days following the expiration of such 60 day period signed by a majority of the members of the Board of Directors of the Company attesting that the delay in the preparation of the applicable audited financial statements is either (yy) in the interest of the Company or (zz) a result of actions (or inactions) outside of the control of the Company, then the Company shall not be obligated to pay the Advancement Amount unless the applicable audited financial statements are not completed within 90 days following the completion of the applicable calendar year.

(n)                                 Subsequent Audit of Financial Statements.  The parties agree to allow for the following additional review of financial statements with respect to the actual Sales and EBITDA results for 2007, 2008 and 2009:

(i)                                     Upon the election by a majority of the members of the Board of Directors of the Company (“Company Audit Election”), with a notice of such election delivered to the Buyer and the Member Representative following the delivery to Buyer of the 2009 Audited Financial Statements, the Company will engage one of Pricewaterhouse Coopers, Deloitte Touche Tohmatsu, Earnst & Young or KPMG (or any successor entity of such four accounting firms), with which neither Buyer no Members has or previously had a material relationship (such firm that is so engaged shall be referred to herein as the “Big Four Accounting Firm”) to perform an audit of the 2007 Audited Financial Statements, 2008 Audited Financial Statements and 2009 Audited Financial Statements (“Subsequent Audit of Financial Statements”) and shall instruct such firm to complete such audit as soon as is reasonably practicable.  If the 2009 Audited Financial Statements are completed prior to March 31, 2010 and a Company Audit Election subsequently is made, the Company will use best efforts to cause the Big Four Accounting Firm to complete such audit prior to October 1, 2010, with the objective that any disagreement as to the results of such audit be resolved by no later than December 31, 2010 (the “Audit Cut-Off Date”).  If the 2009 Audited Financial Statements are completed on or after March 31, 2010 and a Company Audit Election subsequently is made, the Company will use best efforts to cause the Big Four Accounting Firm to complete such audit before the later of (yy) such date that is 180 days after the receipt by the Company of the 2009 Audited Financial Statements and (zz) October 1, 2010.  If there has been a Management Change prior to the completion of the 2009 Audited Financial Statements, the Company shall use commercially reasonably efforts to cause the 2009 Audited Financial Statements to be prepared and delivered as soon as reasonably practicable.  The fees and expenses of the Big Four Accounting Firm to complete such audit shall be paid for by the Company.  Within five (5) Business Days following completion of such audit, the Company shall deliver to Buyer and the Member Representative a written statement (the “Big Four Earnout Statement”), certified in writing by the Big Four Accounting Firm, showing the

Sales and EBITDA as of the year ending December 31 for each applicable year end and the resulting Payment Amounts based on the Payment Formula provided above for each such period (including any catch-up payment that may be applicable under Section 2.5(b)(iii)) (the “Big Four Payment Amounts”).  If either Buyer or the Member Representative disagrees with the Big Four Earnout Statement (and corresponding Big Four Payment Amounts), such party shall notify the Company of such disagreement in writing, specifying in detail the bases for the disagreement, within fifteen (15) Business Days after receipt of the Big Four Earnout Statement (such notice herein the “Big Four Earnout Notice of Disagreement”), which notice shall specify in reasonable detail the Disputed Items and the bases for such dispute, and the parties shall follow the procedures set forth in Section 2.5(d) hereof to resolve the Disputed Items (provided that the Big Four Earnout Notice of Disagreement shall be deemed to be an “Earnout Notice of Disagreement” for purposes of applying the procedures in Section 2.5(d)) and provided that the fees and expenses of the Independent Accounting Firm shall be fully paid by the Company with no reduction related thereto to be made to any amounts owed to the Members.  If no Big Four Earnout Notice of Disagreement is provided within the applicable time period, the Big Four Earnout Statement shall be final as calculated by the Big Four Accounting Firm.  Within five (5) days following the date that the Big Four Earnout Statement (and corresponding Big Four Payment Amounts) are finally determined, the parties shall take the following action:

(A)                              in the event that the Big Four Payment Amount for any one year is greater than the Payment Amount previously made for such year (as adjusted for any applicable offset pursuant to Section 2.5(j)) and for that portion of the fees of the Independent Accounting Firm for which the Members are responsible in accordance with Section 2.5(d) which has not been previously applied in calculation of such Payment Amount (the “Prior Adjusted Payout Amount”), and subject to Section 2.5(f) (Maximum Payout Amount), the Company shall distribute to the Members the difference (pro rata as to each member in accordance with their Redemption Percentage); and

(B)                                in the event that the Big Four Payment Amount for a particular year is less than the Prior Adjusted Payout Amount for such year, the Members shall repay to the Company an amount equal to such difference (pro rata as to each Member in accordance with their Redemption Percentage).

(ii)                                  If the Company does not exercise its right to cause a Big Four Accounting Firm to perform the audit as set forth in this Section 2.5(n), such right is waived and the 2007 Audited Financial Statements, 2008 Audited Financial Statements or 2009 Audited Financial Statements shall be deemed final and not subject to any further review or adjustment with respect to the Audited Redemption Price or any Earnout Payment.

2.6                                 Closing.

The consummation of the purchase of the New Units from the Company by Buyer, the issuance of the New Units from the Company to Buyer, and the Redemption provided for in this Agreement (the “Closing”) shall take place at the offices of the Buyer’s counsel, Foley & Lardner LLP, 111 Huntington Avenue, Boston, Massachusetts, at 10:00 a.m. (local time) on the later of (i) March 20, 2008 or (ii) the date that is three (3) Business Days following the date on which all of the conditions set forth in Articles IX and X of this Agreement have been satisfied or waived, or at such other time and place as the parties hereto may agree. The Closing may be conducted by facsimile.  The date on which the Closing actually takes place is referred to herein as the “Closing Date.”

2.7                                 Closing Obligations.

At the Closing:

(a)                                  Members and/or the Company, as applicable, shall deliver or cause to be delivered to Buyer :

(i)                                     the Disclosure Schedules delivered by the parties concurrently with the execution and delivery of this Agreement (the “Disclosure Schedules”);

(ii)                                  an officer’s certificate executed by the President and Chief Executive Officer of the Company as to the accuracy of the representations and warranties of the Company and that as to the Company’s conditions specified in Sections 9.2 and 9.3 have been satisfied as of the date of the Closing;

(iii)                               [reserved];

(iv)                              copies of the resolutions of the governing body of the Company and each Member that is not a natural person authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, certified as of the Closing Date by an officer of the Company and each such Member, respectively, as being true and correct copies of the originals thereof subject to no modifications or amendments;

(v)                                 certificates, dated within ten days prior to the Closing Date, of the Secretary of State or other comparable officer of each jurisdiction in which the Company and each Subsidiary is organized or the nature of its business requires it to be qualified to due business in, establishing that the Company and each Subsidiary is in existence and otherwise is in good standing to transact business in such jurisdiction;

(vi)                              financial statements of the Company for the fiscal year ended December 31, 2007 as have been audited by the Company Accountants;

(vii)                           an executed copy of the Unit Holders Agreement among the Company, Buyer and any holders of Units to be effective immediately after the Closing in the form attached hereto as Exhibit C (the “Unit Holders Agreement”);

(viii)                        an executed copy of the Registration Rights Agreement among the Company, Buyer and any holders of Units to be effective immediately after the Closing in the form attached hereto as Exhibit D (the “Registration Rights Agreement”);

(ix)                                an executed copy of the Management Agreement between the Company and Buyer to be effective immediately after the Closing in the form attached hereto as Exhibit E (the “Management Agreement”);

(x)            [reserved];

(xi)           an executed copy of the Amended and Restated Operating Agreement;

(xii)          a legal opinion issued by special transaction counsel to the Company in form and substance reasonably acceptable to Buyer in substantially the form attached here to as Exhibit F;

(xiii)         a correct and complete copy of the Directors and Officers’ insurance policy on terms reasonably acceptable to Buyer;

(xiv)        executed copies of the Employment Agreements between the Company and Christopher Dalton, Paul Weinewuth, Matt Schmeltz, Scott Spear, Ray Grady, Mark Joseph, Jim Newman, Andy Peebler, Jon Borg-Breen and Jay Dettling substantially in the forms set forth in Exhibit G (the “Employment Agreements”); and

(xv)         the documents contemplated by Section 9.4.

(b)           Buyer shall deliver or cause to be delivered to the Company:

(i)            by wire transfer of immediately available funds to the account of the Company of the Purchase Price;

(ii)           a certificate delivered by a manager of Buyer as to the accuracy of the representations and warranties of Buyer and Buyer Parent;

(iii)          a copy of the resolutions of the governing body of Buyer authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, certified as of the Closing Date by an officer of Buyer as being true and correct copies of the originals thereof subject to no modifications or amendments;

(iv)          an executed copy of the Unit Holders’ Agreement;

(v)           an executed copy of the Registration Rights Agreement;

(vi)          an executed copy of the Management Agreement;

(vii)         an executed copy of the Amended and Restated Operating Agreement; and

(viii)        the documents contemplated by Section 10.4.

(c)           Closing Deliveries Relating to Redemption.

(d)           At the Closing, the Company, Buyer and Members, as applicable, shall deliver, or shall have caused to be delivered to the other applicable parties, as a condition to the consummation of the Redemption, the following:

(i)            The Amended and Restated Operating Agreement executed by the Company, Members and Buyer;

(ii)           This Agreement, executed by the Company, Members and Buyer;

(iii)          The Unit Holders’ Agreement, executed by the Company, Members and Buyer;

(iv)          The Registration Right Agreement, executed by the Company, Members and Buyer;

(v)           Wire transfers of the Redemption Price, as adjusted pursuant to Section 2.4(b), in immediately available funds by the Company to the Members, all as set forth on Schedule A; and

(vi)          A “Non-Foreign Person Affidavit”, with respect to each Member, as provided pursuant to Section 1445 of the Code.

(e)           General Administration of Tax Matters.  Buyer, Buyer Parent, the Company and the Member Representative shall cooperate fully, as and to the extent reasonably requested, in connection with any preparation, audit, litigation or other matter or proceeding with respect to Taxes and Tax Returns. The Company agrees to retain all books and records with respect to Tax matters pertinent to the Company relating to the periods prior to Closing (the “Pre-Closing Tax Periods”) until the expiration of any applicable statute of limitations or extensions thereof.

2.8           Member Representative.

Each Member hereby constitutes and appoints Acquity Holdings, LLC (the “Member Representative”) to act as its representative for all purposes set forth under this Agreement, and the Member Representative hereby accepts such appointment. The Member Representative shall have the authority to act on behalf of, and to bind, each Member for all purposes of the provisions set forth under this Agreement. Without limiting the generality of the foregoing, each Member hereby irrevocably constitutes and appoints, with full power of substitution, the Member Representative as its true and lawful attorney-in-fact, with full power and authority in its name, place and stead, to execute, certify, acknowledge, deliver, file and record all agreements, certificates, instruments and other documents and any amendment thereto, which the Member Representative deems necessary or appropriate in connection with Members’ obligations under this Agreement. Each Member’s appointment of the Member Representative as its attorney-in-fact shall be deemed to be a power coupled with an interest and shall survive the incompetency, bankruptcy or dissolution of the Member giving such power. No new representative may be appointed or substituted without the prior written consent of the then current Member Representative.

2.9           Certain Taxes and Fees.

All transfer, documentary, sales, use, stamp, registration and other such Taxes (other than income taxes), and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by the Company when due, and each party will, at the Company’s expense, file (or if required by applicable law, join the other party in filing) all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges.

ARTICLE III
Representations and Warranties of the Company

For the purposes of this Article III, the “Company” shall be deemed to refer to the Company and each Subsidiary of the Company, unless the context clearly requires otherwise. The Company represents and warrants to Buyer as of the date of this Agreement as follows:

3.1           Organization and Good Standing.

(a)           The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware with full limited liability company power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the contracts to which it is a party. The Company has delivered to Buyer or Buyer Parent copies of its Organizational Documents and operating agreement, as currently in effect.

(b)           Except as set forth in Section 3.1(b) of the Disclosure Schedules, the Company is duly qualified to do business as a foreign limited liability company and is in good standing as a foreign limited liability company in all jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified does not have and would not reasonably be expected to have a MAE.

3.2           Subsidiaries.

(a)           Section 3.2(a) of the Disclosure Schedules lists the name, type of entity and state of organization of each Subsidiary of the Company (and each Subsidiary of such Subsidiaries). Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of its state of organization and has full power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and property. Each Subsidiary is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in all jurisdictions in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified does not have and would not reasonably be expected to have a MAE.  The Company, prior to the execution of this Agreement, has delivered to Buyer or Buyer Parent true and complete copies of the governing documents of each of the Company’s Subsidiaries.

(b)           The Company is the sole record and beneficial owner of all outstanding equity interests in each Subsidiary, and except as set forth in Section 3.2(b) of the Disclosure Schedules, there are no outstanding options, warrants, profits interests, rights (including conversion or preemptive rights and rights of first refusal) or any other rights or securities convertible into or exchangeable for equity interest in the Company, or agreements of any kind for the purchase or acquisition from any Subsidiary of any of its securities.  The Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement.  Except as set forth on Section 3.2(b) of the Disclosure Schedules, since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, limited liability company or other business entity.

3.3           Directors; Officers.

The name of each manager (or director or similar position) and officer of the Company and its Subsidiaries on the date hereof, and the position with the Company and its Subsidiaries, are listed in Section 3.3 of the Disclosure Schedules.

3.4           Authority; No Conflict; Consent.

(a)           The Company has all requisite limited liability power and authority to execute and deliver this Agreement, the Escrow Agreement, the Amended and Restated Operating Agreement, the Registration Rights Agreement, the Unit Holders’ Agreement, the Employment Agreements and the Management Fee Agreement (collectively with this Agreement, the “Operative Agreements”), to issue and sell the New Units, and to carry out the provisions of this Agreement and all other Operative Agreements.

(b)           All limited liability company actions on the part of the Company, its officers, managers and members necessary for the authorization of this Agreement and all other Operative Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing, the authorization, sale, issuance and delivery of the New Units pursuant hereto and the authorization of the Redemption have been taken.

(c)           This Agreement and all other Operative Agreements to which the Company is a party constitute legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(d)           Except as set forth in Section 3.4(d) of the Disclosure Schedules or such contraventions, conflicts, violations or the like as would occur solely as a result of the identity or the legal or regulatory status, or the ownership or capitalization, of Buyer or any of its Affiliates, neither the execution and delivery of this Agreement and all other Operative Agreements to which the Company is a party nor the consummation or performance of any of the Contemplated Transactions, shall, directly or indirectly, in any material respect (with or without notice or lapse of time):

(i)            contravene, conflict with, or result in a violation of (A) any provision of the certificate of formation or operating agreement of the Company, or (B) any resolution adopted by the board of managers or the members of the Company;

(ii)           contravene, conflict with, or result in a violation of, or give any Governmental Body the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, may be subject;

(iii)          contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

(iv)          contravene, conflict with, or result in a violation of any of the terms or requirements of any material contract to which the Company is a party, or give the other parties to any contract the right to revoke, withdraw, suspend, cancel, terminate, or modify any such contract; or

(v)           result in the imposition or creation of a Lien (except for any Permitted Lien) upon or with respect to the New Units or any of the assets owned or used by the Company other than any Lien that may arise under this Agreement or the Operative Agreements.

(e)           Except as set forth in Section 3.4(d) of the Disclosure Schedules, the Company is not and shall not be required to give any notice to or obtain any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization) (each, a “Consent”) from any Person in connection with the execution and delivery of this Agreement and all other Operative Agreements or the consummation or performance of any of the Contemplated Transactions other than such notice, approval, consent, ratification or waiver as would be required solely as a result of the identity or the legal or regulatory status, or the ownership or capitalization, of Buyer or any of its Affiliates.

(f)            Except as set forth on Section 3.4(f) of the Disclosure Schedules, the Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a MAE on the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

3.5           Capitalization.

(a)           The capitalization of the Company and the authorized and outstanding capital securities of the Company as of immediately prior to the Closing consist of (i) 2,080,228 Class A Units duly authorized, of which 1,093,628 Class A Units are validly issued and outstanding, fully paid and nonassessable, and owned beneficially and of record by the Persons set forth on Schedule A attached hereto, and (ii) 300,000 Class B Units duly authorized and reserved under the Company’s 2001 Unit Option and Restricted Unit Award Plan, of which 76,500 units are validly issued and outstanding as of immediately prior to the Closing, fully paid and nonassessable, and owned beneficially and of record by the Persons set forth on Schedule A attached hereto.

(b)           Under the Company’s existing Employee Equity Sharing Plan, 150,000 Equity Sharing Units are duly authorized and reserved, of which 69,321 Equity Sharing Units have been issued which are outstanding as of immediately prior to the Closing. All of the 69,321 Equity Sharing Units shall be cancelled upon the Closing in exchange for the payments listed in Schedule 3.5(b) hereto.

(c)           Under the Company’s existing 2001 Unit Option and Restricted Unit Award Plan, 76,500 Class B Units have been issued which are outstanding as of immediately prior to the Closing.

(d)           The New Units, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and non-assessable and free of restrictions on transfer other than restrictions on transfer under the Operative Agreements, applicable state and federal securities laws, and liens or encumbrances created by or imposed by Buyer.  The New Units will be issued in compliance with all applicable federal and state securities laws.

(e)           Except as set forth in Section 3.5(e) of the Disclosure Schedules and as set forth in the Audited Balance Sheet, Company has not accrued, declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its membership interests.

(f)            Other than this Agreement and all other Operative Agreements and as set forth in Section 3.5(f) of the Disclosure Schedules, there are no contracts relating to the issuance, sale, voting, redemption, purchase or transfer of any equity securities or other securities (including warrants and options) of the Company and of any Subsidiary.

3.6           Financial Statements.

(a)           Attached hereto as Exhibit 3.6(a) are the audited balance sheet of the Company as of December 31, 2007 (the “Audited Balance Sheet”), and the related audited statement of income and cash flow for the fiscal year then ended, together with the report thereon of Mowery & Schoenfeld, LLC, certified public accountants (collectively, the “Audited Financial Statements”).

(b)           The Audited Financial Statements and notes thereto are, in all material respects, true, complete and correct, and fairly present in all material respects the financial condition and the results of operations and cash flow of the Company at the respective dates of and for the periods referred to therein. Except as set forth in the notes thereto and as disclosed in Section 3.6(b) of the Disclosure Schedules, the Audited Financial Statements have been prepared in accordance with GAAP and reflect the consistent application of such accounting principles throughout the periods involved. The Audited Financial Statements have been prepared based on the books and records of the Company.

3.7           Books and Records.

The books of account, minute books, unit record books, and other records of the Company, all of which have been made available to Buyer or Buyer Parent, are accurate in all material respects at the Closing, and all of those books and records are in the possession of the Company.

3.8           Title to Properties; Liens.

(a)           Section 3.8(a) of the Disclosure Schedules sets forth a complete and correct list of:

(i)            all real property which is leased by the Company (the “Leased Real Property”), including (A) the street address of each parcel of Leased Real Property, (B) the identity of the lessor, lessee and current occupant (if different from lessee) of each parcel of Leased Real Property, (C) the current rental period and rental payment amount pertaining to each parcel of Leased Real Property, (D) the current use of each parcel of Leased Real Property, and (E) all security deposits paid by the Company with respect to each parcel of Leased Real Property;

(ii)           all Leases relating to the Leased Real Property to which the Company or any of its Subsidiaries is a party (the “Leases”), and any and all ancillary documents directly pertaining thereto (including all amendments, modifications, supplements, exhibits, schedules, addenda and restatements thereto and thereof and all Consents, including Consents for alterations, assignments and sublets, documents recording variations, memoranda of lease, options and rights of expansion, extension, first refusal and first offer and evidence of commencement dates and expiration dates); and

(iii)          With respect to each Lease relating to the Real Property, the Company has not exercised or given any notice of exercise, and, to the Company’s Knowledge, no lessor or lessee has exercised or received any notice of exercise by a lessor or lessee of, any option, right of first offer or right of first refusal contained in any such Lease, including any such option or right pertaining to purchase, expansion, renewal, extension or relocation (collectively, “Options”).  The Company has the right to exercise any Options contained in the Leases pertaining to the Leased Real Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the full benefit of such Options with respect thereto.

(b)           The Company has not leased (as lessor) any parcel or any portion of any parcel of Leased Real Property to any other Person and no other Person has any rights to the use, occupancy or enjoyment thereof pursuant to any Lease or other Contract, and the Company has not assigned its interest under any Lease listed in Section 3.8(a) of the Disclosure Schedules to any third party.

(c)           The rental set forth in each Lease of the Leased Real Property is the actual rental being paid, and there are no separate agreements or understandings, written, or with respect to any material term, oral, with respect thereto to which the Company is a party.

(d)           The Company does not own any real estate.

(e)           Except as set forth on Section 3.8(e) of the Disclosure Schedules, the Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Audited Financial Statements (except for any such properties or assets which are leased as listed in Section 3.8(e)(i) of the Disclosure Schedules and except for assets and personal property sold since the date of the Audited Financial Statements in the Ordinary Course of Business), and all of

the properties and assets purchased or otherwise acquired by the Company since the date of the Audited Financial Statements. Except as set forth on Section 3.8(e)(ii) of the Disclosure Schedules, the Company has good and marketable title to its properties and assets and to its leasehold estates.  Except as set forth in Section 3.8(e)(iii) of the Disclosure Schedules and except for Permitted Liens, all properties and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current Taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.  With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects and, to the Company’s Knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair, normal wear and tear excluded, and are reasonably fit and usable for the purposes for which they are being used.

3.9           Taxes.

(a)           All Federal income Tax Returns and all other material Tax Returns required to be filed by the Company (as opposed to its Members) have been accurately prepared in all material respects and timely filed and all material Taxes required to have been paid by the Company for the period covered thereby (whether or not reflected on such Tax Returns) have been paid.  All material Taxes required to be withheld by the Company, including, but not limited to, Taxes arising as a result of payments or distributions (or amounts allocable) to employees of the Company, have been collected and withheld, and have been either paid to the respective Governmental Bodies, set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books and records of the Company.

(b)           Except as set forth in Section 3.9 of the Disclosure Schedules, (i) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of the Company (as opposed to any Member), and the Company has not received a written notice of any pending or proposed claims, audits or proceedings with respect to Taxes, (ii) the Company has not received any written notice of deficiency or assessment from any Governmental Body for any amount of Tax that has not been fully settled or satisfied, and (iii) no claim has been made in writing by any Governmental Bodies in a jurisdiction where the Company does not file Tax Returns that it is, or may be, subject to taxation by that jurisdiction. Except as set forth in Section 3.9 of the Disclosure Schedules, since inception, the Company has not received any written claim or assertion from an authority in a jurisdiction where the Company does not file Tax Returns that the Company is, was, or may be, subject to taxation by such jurisdiction and to the Company’s Knowledge after consultation with the Company’s accountants, no basis for any such assertion exists in any jurisdiction in which Company does not file a Tax Return.  The Company has not and has never had, a permanent establishment or other presence for Tax purposes in any foreign country, as determined pursuant to applicable foreign law and any applicable Tax treaty or convention between the United States and such foreign country.

(c)           There are no Tax Liens upon any property of the Company or the New Units, except for Liens for current Taxes not yet due and payable.

(d)           The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

(e)           The Company is not (nor has ever been) a party to any Tax sharing or Tax allocation contract. The Company has no actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company during a prior period) other than Company.

(f)            The Company has delivered to Buyer or Buyer Parent correct and complete copies of all federal income Tax Returns of the Company, and any examination reports, and statements of deficiencies assessed against or agreed to by the Company, for tax years since 2004.

(g)           The Company has disclosed on its Federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of Federal income tax within the meaning of Section 6662 of the Code.  The Company has not entered into in any “listed transaction” within the meaning of Section 6707A(c)(2) of the Code.  The Company has not take any position on its Federal Income Tax Returns which would subject the Company to the application of the anti-abuse rules contained in Treasury Regulations Section 1.701-2.

(h)           At all times since its inception, the Company has been classified as a partnership for federal and state income Tax purposes.  Since its inception the Company has not elected (i) out of the provisions of Subchapter K of Subtitle A of the Internal Revenue Code 1986, as amended, or corresponding provisions of any state law or (ii) to be classified as any entity other than a partnership for federal and state income Tax.

3.10         No Material Adverse Change.

From the date of the most recent Audited Balance Sheet, there has not been any change in the financial condition, business operations, liabilities, assets or prospects of the Company, which, taken as a whole, would result in a MAE and, to the Company’s Knowledge, no event has occurred or circumstance exists that will likely result in a MAE.

3.11         Compliance with Legal Requirements; Governmental Authorizations.

(a)           Except as set forth in Section 3.11(a) of the Disclosure Schedules, the Company is, and at all times since December 31, 2004, has been, in material compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except where any such non-compliance has been remedied or waived and except where the failure to so comply would not reasonably be expected to result in a MAE.

(b)           Except as set forth in Section 3.11(b) of the Disclosure Schedules, the Company has not received, at any time since December 31, 2004, any written notice from any Governmental Body regarding (i) any material actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any material actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, in each case the failure of which to satisfy or meet would reasonably be expect to result in a MAE.

3.12         Legal Proceedings; Orders.

(a)           Except as set forth in Section 3.12(a) of the Disclosure Schedules, there is no pending Proceeding:

(i)            that has been commenced by the Company or against the Company or that, to the Company’s Knowledge, otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company or any change in the current ownership of the Company; or

(ii)           that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions, other than such Proceedings or challenges as would occur solely as a result of the identity or the legal or regulatory status, or the ownership or capitalization, of Buyer or any of its Affiliates.

To the Company’s Knowledge, (1) no such Proceeding has been threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a Basis for the commencement of any such Proceeding that would reasonably be expected to have a MAE, except as set forth in Section 3.12(a) of the Disclosure Schedules. The Company has delivered to Buyer or Buyer Parent copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Section 3.12(a) of the Disclosure Schedules.

(b)           Except as set forth in Section 3.12(b) of the Disclosure Schedules:

(i)            there is no Order to which the Company, or any of the assets owned or used by the Company, is currently subject; and

(ii)           to the Company’s Knowledge, no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

(c)           Except as set forth in Section 3.12 (c) of the Disclosure Schedules, to the Company’s Knowledge, there is no Proceeding against or threatened against the Company or any basis therefor known by the Company involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

3.13         Absence of Certain Changes and Events.

Except as related to the Contemplated Transactions or as set forth in Section 3.13 of the Disclosure Schedules, since the date of the Audited Balance Sheet, the Company has conducted its business only in the Ordinary Course of Business, and to the Company’s Knowledge, since the date of the Audited Balance Sheet, there has not been:

(a)                                  any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business and any changes that have not been, in the aggregate, materially adverse;

(b)                                 any damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the financial condition, business operations, liabilities or assets of the Company;

(c)                                  any material change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)                                 any waiver by the Company of a valuable right or of a material Debt owed to it;

(e)                                  any material change in any compensation arrangement or agreement with any employee, officer, manager, director or Member except as may be provided under any Operative Agreement;

(f)                                    any resignation or termination of any officer, key employee or group of employees of the Company;

(g)                                 any labor organization activity against the Company;

(h)                                 any sale, assignment, or exclusive license or transfer of any Intellectual Property or other material assets of the Company;

(i)                                     any change to the ownership interest in the Company, or any declaration, setting aside or payment or other distribution in respect to any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the Ordinary Course of Business;

(j)                                     any material change in any material agreement to which the Company is a party or by which it is bound;

(k)                                  any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(l)                                     any other event or condition of any character that, either individually or cumulatively, has had or would reasonably be likely to have a MAE on the Company; or

(m)                               any contractual commitment by the Company to do any of the acts described in subsection (a) through (l) above.

3.14                           Employee Benefits.

(a)                                  Section 3.14(a) of the Disclosure Schedules contains a true and complete list of all employee, bonus, commission, incentive, compensation or other retirement, fringe or benefit plans of the Company (“Company Benefit Plans”). Except as set forth in Section 3.14(a) of the Disclosure Schedules, the Company has maintained, administered and performed all of its obligations under all Company Benefit Plans and has been in material compliance with all Legal Requirements applicable to all Company Benefit Plans, except for any failure so to comply that would not reasonably be expected to have a MAE.  All contributions and other payments required to be made by the Company to any Company Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or shall be set aside therefor and have been or shall be reflected in the Audited Financial Statements in accordance with GAAP.

(b)                                 The Company has delivered to Buyer or Buyer Parent, or has made available for Buyer or Buyer Parent to review true and correct copies of:

(i)                                     all documents that set forth the terms of each Company Benefit Plan and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Benefit Plans for which the Company is required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Benefit Plans for which a plan description or summary plan description is not required;

(ii)                                  the most recent annual reports (Form 5500) filed with the Employee Benefits Security Administration with respect to such Company Benefit Plan, including all schedules thereto and financial statements with attached opinions of independent accountants, if required;

(iii)                               the most recent actuarial report and financial statement relating to such Company Benefit Plan, if such report or statement is required with respect to such Company Benefit Plan;

(iv)                              the most recent determination letter or opinion letter, if any, issued by the United States Internal Revenue Service with respect to such Company Benefit Plan and any pending request for such a determination letter or opinion letter;

(v)                                 all personnel, payroll, and employment manuals and policies;

(vi)                              all registration statements filed with respect to any Company Benefit Plan;

(vii)                           all insurance policies purchased by or to provide benefits under any Company Benefit Plan;

(viii)                        all notices that were given by the Company, any trade or business of the Company which is or at any time within the six (6) year period preceding the date of this Agreement would have been treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (“ERISA Affiliate”) or any Company Benefit Plan to the United States Internal

Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury (collectively, the “IRS”), United States Department of Labor (the “DOL”), the Pension Benefit Guaranty Corporation (“PBGC”), or any participant or beneficiary, pursuant to statute, within the three years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.14;

(ix)                                all notices that were given by the IRS, DOL, or PBGC to the Company, any ERISA Affiliate of the Company, or any Company Benefit Plan within the three years preceding the date of this Agreement; and

(x)                                   the results of all tests performed with respect to the last three plan years of any Company Benefit Plan that is qualified under .Section 401(a) of the Code (“Qualified Plan”) for the purpose of confirming compliance with the requirements of Sections 401(a), 401(k), 401(m), 410(b), 411, 415, or 416 of the Code.

(c)                                  Except for any formal written qualification requirement with respect to which the remedial amendment period set forth in Section 401(b) of the Code, and any regulations, rulings or other IRS releases thereunder, has not expired, (i) each Qualified Plan that is not a master or prototype plan has received or has filed for a favorable determination letter from the IRS and is qualified in form and operation under Section 401(a) of the Code, and each trust for each such Qualified Plan is exempt from federal income tax under Section 501(a) of the Code, and (ii) each Qualified Plan that is a master or prototype plan is (A) entitled to rely on the opinion letter issued by the IRS to the sponsor of such plan or has received or has filed for a favorable determination letter from the IRS and (B) is qualified in form and operation under Section 401(a) of the Code, and each trust for each such Qualified Plan is exempt from federal income tax under Section 501(a) of the Code and (iii) no event has occurred or circumstance exists that gives rise to disqualification or loss of tax-exempt status of any such Qualified Plan or trust.

(d)                                 Neither the Company nor any ERISA Affiliate has ever sponsored, contributed to, had an obligation to contribute to or otherwise participated in any Company Benefit Plan that is (i) subject to Title IV of ERISA or Section 412 of the Code, including any “multiemployer plan” (as defined in Section 3(37) of ERISA);(ii) a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code; (iii) a “welfare benefit fund” within the meaning of Section 419 of the Code; (iv) a “qualified asset account” within the meaning of Section 419A of the Code (v) any multiple employer plan (as defined in Section 3(40) of ERISA or Section 413(c) lf the Code; or (vi) any Company Benefit Plan established or maintained outside of the United States primarily for the benefit of individuals substantially all of whom are nonresident aliens.  None of the assets of the Company is, or may reasonably be expected to become, the subject of a Lien arising under ERISA or Section 412(n) of the Code.

(e)                                  No Company Benefit Plan or any related trust or other funding medium thereunder or any fiduciary thereof has been the subject of an audit, investigation or examination by a governmental or quasi-governmental agency, and, to the Company’s knowledge, no such audit, investigation, or examination is threatened.  All reports, returns, and similar documents with respect to each Company Benefit Plan required to be filed with any governmental agency or distributed to any participant have been duly and timely filed or distributed.

(f)                                    No contributions pursuant to the Company Benefit Plans have been made in such amounts as would not be deductible under Section 404 of the Code.

(g)                                 Each Company Benefit Plan which is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been operated in compliance with Section 409A of the Code and any applicable rules, regulations and guidance issued in connection with Section 409A of the Code.

(h)                                 No Company Benefit Plan or any trust created under one of the Company Benefit Plans or any trustee, administrator or sponsor thereof (including the Company and any ERISA Affiliate), has engaged in a “prohibited transaction” as that term is defined in Section 4975(c)(1) of the Code, which could subject the Company Benefit Plan, trust, trustee, administrator or sponsor thereof, or any party dealing with the Company Benefit Plan or any such trust to the tax or penalty on prohibited transactions imposed by said Section 4975, nor has any fiduciary of any Company Benefit Plan acted in a manner which constitutes, or has constituted, a breach of its fiduciary duty, as set forth in ERISA.

(i)                                     Except as provided in Section 3.14(i) of the Disclosure Schedules, the Company or any ERISA Affiliate, as the case may be, may terminate any or all of the Company Benefit Plans, or may cease contributions to any or all of the Company Benefit Plans, without incurring any liability or obligation, except for (i) the obligation to fund benefits which accrued as of the date of any such termination or cessation of contributions; and (ii) obligations which may apply to the Company or any ERISA Affiliate in connection with the requirements of ERISA, the Code or such plan arising out of any such termination.

(j)                                     With respect to the Company Benefit Plans, no event has occurred and there exists no condition or set of circumstances in connection with which the Company or Buyer could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Plans under all Legal Requirements, whether directly or indirectly (pursuant to any indemnification agreement or otherwise).

(k)                                  None of the Company Benefit Plans, or any trust created thereunder, now holds or has ever held as assets any stock or securities issued by the Company or any ERISA Affiliate.

(l)                                     Except as may be required by COBRA or applicable to state law, no Company Benefit Plan provides for or continues medical or health benefits, or life insurance or other death benefits (through insurance or otherwise) for any employee or any dependent or beneficiary of any employee after such employee’s retirement or other termination of employment, and there has been no communication to any employee that could reasonably be expected to promise or guarantee such benefits.  For this purpose, “COBRA” means the health care continuation provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, Section 4980B of the Code Title I Part 6 of ERISA and any similar state group health plan continuation law, together with all regulations promulgated thereunder.

(m)                               The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and will not accelerate the time of payment or vesting, or increase the amount of compensation due to any individual.

(n)                                 Neither the Company nor any ERISA Affiliate has, and has never had; any “leased employee” within the meaning of Section 414(n) of the Code and the Company has not paid compensation to any individual who the Company treated as an independent contractor.

(o)                                 The Company is not a party to any contract, agreement, or arrangement which provides for the payment of compensation for which the Company would not be entitled to claim a deduction for federal income tax purposes.

3.15                           Employees.

(a)                                  Section 3.15(a) of the Disclosure Schedules contains a complete and accurate list of the following information for each current employee, director or manager of the Company as of the date of this Agreement, including each employee on leave of absence or layoff status: name; job title, current compensation, bonus eligibility and, if any, accrued vacation and sick leave time. In addition, Section 3.15(a) of the Disclosure Schedules lists all subcontractors of the Company who perform full-time services on Company projects.

(b)                                 To the Company’s Knowledge, no employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director/manager and any other Person other than the Company or its Affiliates that in any way adversely affects or shall affect (i) the performance of his duties as an employee or director/manager of the Company, or (ii) the ability of the Company to conduct its business. To the Company’s Knowledge, no officer or other key employee of the Company has the present intention to terminate his employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.  Except as set forth in Section 3.15(b) of the Disclosure Schedules, or as otherwise provided by applicable state law, the employment of all employees of the Company is terminable at will by the Company without any penalty or severance obligations incurred by the Company.

(c)                                  To the Company’s Knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract (if any), proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation.  The Company has not received any notice alleging that any such violation has occurred.  There are no actions pending or, to the Company’s Knowledge, threatened, by any former or current employee concerning such person’s employment by the Company.

(d)                                 Except as set forth on Section 3.15(d) of the Disclosure Schedules, the Company is not delinquent in payments to any of its employees, directors/managers, consultants, or independent contractors for any wages, salaries, commissions, bonuses or other direct compensation for any service performed for the Company to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors.

(e)                                  Except as set forth on Section 3.15(e) of the Disclosure Schedules, each current employee of the Company, and each former employee who was hired by the Company in the past two (2) years, has executed and delivered to the Company an agreement in form and substance substantially similar to the form of the Employee Confidentiality and Non-Competition Agreement attached as Exhibit H.

3.16                           Labor Relations; Compliance; WARN Act.

(a)                                  Except as set forth in Section 3.16(a) of the Disclosure Schedules, since its inception, the Company has not been nor is it a party to any collective bargaining or other labor contract.  Except as set forth in Section 3.16(a) of the Disclosure Schedules, since its inception, there has not been, there is not presently pending or existing, and to the Company’s Knowledge, there is not threatened, (i) any strike, slowdown, picketing, work stoppage, or employee grievance process, (ii) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (iii) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the Basis for any work stoppage or other labor dispute.  There is no lockout of any employees by the Company, and no such action is contemplated by the Company.

(b)                                 Except as set forth in Section 3.16(b) of the Disclosure Schedules, the Company has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing.  The Company is not liable for the payment of any compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

(c)                                  Since the inception of the Company, no office closing or layoff of employees has been implemented that could implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended (the “WARN Act”), or any similar foreign, state or local law, regulation or ordinance.

3.17                           Intellectual Property.

(a)                                  Section 3.17(a)(i) of the Disclosure Schedules contains a complete and accurate list and summary description of all of the Owned Intellectual Property Assets and Licensed Intellectual Property of the Company, including patents, trademarks and copyrights, and all contracts relating to such Owned Intellectual Property Assets and Licensed Intellectual Property Assets to which the Company is a party or by which the Company is bound (other than licenses by the Company of “off the shelf” or other commonly available software programs with a value of less than US$5,000 under which the Company is the licensee).  The Company owns all right, title, and interest in each of the Owned Intellectual Property Assets, free and clear of all Liens.  To the Company’s Knowledge, no Owned Intellectual Property is infringed upon or has been threatened in any way.  To the Company’s Knowledge, none of the subject matter of any of the Owned Intellectual Property infringes or is alleged to infringe any patent, trademark, copyright or other right of any other Person.  Except as set forth on Section 3.17(a)(ii) of the Disclosure Schedules, the Company has the right to use all Owned Intellectual Property Assets and Licensed Intellectual Property Assets as are necessary to enable the Company to conduct, and to continue to conduct after the Closing, all phases of the business except as would not constitute a MAE, and such use does not and has not, to the Company’s Knowledge, conflicted with, infringed upon or otherwise violated any rights of any other Person.  Except as set forth on Section 3.17(a)(iii) of the Disclosure Schedules, there have been no interference actions or other judicial, arbitration or other adversary proceedings concerning the Intellectual Property assets of the Company.  To the Company’s Knowledge, none of the Intellectual Property assets of the Company has been used, divulged or appropriated for the benefit of any past or present employees of the Company or any other Person, or to the detriment of the Company.

(b)                                 Section 3.17(b) of the Disclosure Schedules contains a complete and accurate list of all third party software licenses of the Company (other than licenses by the Company of “off the shelf” or other commonly available software programs with a value of less than US$5,000 under which the Company is the licensee), each of which shall continue in full force and effect following the Closing without the payment of any additional fee.  Such third party software licenses are fully-paid up and are sufficient to conduct the Company’s business as presently being conducted.  The Company is not presently using, and has not in the past used, any unlicensed copies of any third-party software in the operation of its business except public domain software, nor has the Company failed to properly license and pay for any software used in the operation of its business.

3.18                           Contracts.

Section 3.18 of the Disclosure Schedules contains a complete and accurate list, and the Company has delivered or made available to Buyer or Buyer Parent true and complete copies, of each written:

(a)                                  contract that involves current or required future performance of services or delivery of goods or materials by the Company of an amount or value in excess of US$50,000 per year (other than purchase orders, in which case a form thereof has been supplied);

(b)                                 contract that involves current or required future performance of services or delivery of goods or materials to the Company of an amount or value in excess of US$50,000 per year;

(c)                                  contract that was not entered into in the Ordinary Course of Business and that involves current or future expenditures or receipts of the Company in excess of US$10,000 per year;

(d)                                 lease, rental or occupancy agreement, license (other than with respect to Intellectual Property), installment and conditional sales agreement, and other contract which the Company is a party affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than US$10,000 with terms of less than one year);

(e)                                  current contracts involving the transfer or license of any Intellectual Property or software to or from the Company (other than licenses by the Company of “off the shelf” or other standard products);

(f)                                    contracts containing provisions restricting the development, manufacture or distribution of the Company’s products or services;

(g)                                 except as qualified in Section 3.18 of the Disclosure Schedules, material contracts containing current indemnification obligations by the Company;

(h)                                 contracts relating to any indebtedness for money borrowed or any other liabilities (other than trade payables incurred in the Ordinary Course of Business) individually in excess of US$20,000 or, in the case of indebtedness and/or liabilities individually less than US$20,000 per year, in excess of US$50,000 per year in the aggregate;

(i)                                     contracts relating to any outstanding loans or advances to any Person, other than ordinary advances for travel or other business expenses;

(j)                                     joint venture, partnership, and other contract (however named) other than employment agreements involving a sharing of benefit plans (not including, however, any Company Benefit Plans), profits, losses, costs, or liabilities by the Company with any other Person;

(k)                                  contract providing for payments to or by any Person based on sales, purchases, or profits (other than direct payments for goods) in excess of US$25,000 per year;

(l)                                     contract providing for web site hosting services with any Person;

(m)                               material warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company other than in the Ordinary Course of Business, which has not expired according to its terms; and

(n)                                 amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Each of the foregoing is referred to in this Agreement as a “Material Contract” and any exceptions to any of the following sentences in this paragraph are set forth in Section 3.18 of the Disclosure Schedules. Each Material Contract is legal, valid and binding on, and enforceable against, the Company and, to the Company’s Knowledge, each other party thereto. Each Material Contract will continue to be legal, valid, binding, enforceable and in full force and effect in accordance with its terms following the consummation of the Contemplated Transactions on terms not materially more adverse to the Company than the terms in effect on the date of this Agreement, other than such changes, contraventions, conflicts, breaches, violations or the like as would occur solely as a result of the identity or the legal or regulatory status, or the ownership or capitalization, of Buyer or any of its Affiliates. The Company has performed in all material respects all obligations required to be performed by it under each Material Contract and, to the Company’s Knowledge, each other party to each Material Contract has performed in all material respects all obligations required to be performed by it under such Material Contract. The Company has not, in any material respect, violated, breached or defaulted under, nor has it received notice of, any material violation, acceleration or breach of or default under (or any condition which with the passage of time or the giving of notice or both would cause such a material violation, acceleration of or default under), any Material Contract and, to the Company’s Knowledge, no other party to a Material Contract has violated, breached or defaulted under any Material Contract in any material respect.  There are no renegotiations of or outstanding rights to renegotiate any material amounts paid or payable to the Company under any current or completed contract, agreement, commitment or understanding with any Person and to the Company’s knowledge, no Person has made a demand for such renegotiation. The contracts, agreements, commitments or understandings relating to the provision of services or products by the Company pursuant to any Material Contract have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any law.

3.19                           Obligations to Related Parties.

Except as set forth in Section 3.19 of the Disclosure Schedules, there are no obligations of the Company to officers, managers, Members, or employees of the Company other than (a) for payment of compensation for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all similarly situated employees (including equity incentive agreements outstanding under any equity incentive plan approved by the members or managers of the Company).  None of the officers, managers, or, to the Company’s knowledge, key employees or Members of the Company or any members of their immediate families, is indebted to the Company or has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company.  No officer, director or Member, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than this Agreement and all other Operative Agreements and such contracts as relate to any such person’s ownership of securities of the Company).

3.20                           Brokers or Finders.

Except as set forth in Section 3.20 of the Disclosure Schedules, the Company and its representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the Operative Agreements and the Contemplated Transactions.

3.21                           Customers and Suppliers.

(a)                                  Section 3.21 of the Disclosure Schedules sets forth a true and complete list by dollar volume of sales made or services provided in the aggregate by the Company or for the Company for the one-year period ended December 31, 2006 and the 12-month period ended December 31, 2007, to the 10 largest customers for each such time period (such customers for the 12-month period ended December 31, 2007, the “Material Customers”) and from the 10 largest suppliers for each such time period (such suppliers for the 12-month period ended December 31, 2007, the “Material Suppliers”).  Except as set forth in Section 3.21 of the Disclosure Schedules, none of the Material Customers or Material Suppliers has: (a) notified the Company that such Person intends or, to the Company’s Knowledge, has threatened to terminate or not to extend or renew its business relationship with the Company in calendar year 2007 or thereafter except in the Ordinary Course of Business as the Company completes specific contract assignments or (b) changed, or requested a change to, the material terms of any contract. Since the date of the Audited Balance Sheet, there has been no material adverse change in the business relationship of the Company with any of the Material Customers or Material Suppliers.

(b)                                 The Company has used, handled, collected, maintained, and safeguarded customer data and information in accordance with the Privacy Laws and has complied with its obligations under the Privacy Laws, and the products of the Company marketed, developed, or in development by Company have not resulted, in any material respect, in the direct or indirect loss, destruction, deletion, or alteration of any customer data.

3.22                           No Undisclosed Liabilities.

Except as disclosed in Section 3.22 of the Disclosure Schedules or incurred in connection with the Contemplated Transactions, the Company has no material Liability except for (i) Liabilities reflected or reserved against in the Audited Financial Statements (or the notes thereto) and (ii) current liabilities incurred by the Company since the date of the Audited Financial Statements in the Ordinary Course of Business.

3.23                           Obligations of Management.

Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company.  The Company is not aware that any officer or key employee of the Company has current plans to work less than full time at the Company in the two years after the Closing.  No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

3.24                           Registration Rights and Voting Rights.

Except as required pursuant to the Registration Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act, any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued.  To the Company’s knowledge, except as contemplated in the Unit Holders Agreement or the other Operative Agreements, no Member of the Company has entered into any agreement with respect to the voting of membership interests of the Company.

3.25                           Offering Valid.

Assuming the accuracy of the representations and warranties of Buyer and Buyer Parent contained in Article V hereof, the offer, sale and issuance of the New Units will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the New Units to any person or persons so as to bring the sale of such New Units by the Company within the registration provisions of the Securities Act or any state securities laws.

3.26                           Full Disclosure.

The Company has provided Buyer or Buyer Parent with all information reasonably requested by Buyer or Buyer Parent in connection with its decision to purchase the New Units.  No representation or warranty or other statement made by the Company or the Members in this Agreement, the Disclosure Schedules, or the certificates delivered pursuant to Section 2.7(a)(ii) contains any untrue statement or omits to state a material fact necessary to make any statement of material fact made, in light of the circumstances in which it was made, not misleading.

3.27                           Real Property Holding Corporation.

The Company is not a real property holding corporation within the meaning of Code Section 897(c)(2) and any regulations promulgated thereunder.

3.28                           Insurance.

The Company has general commercial, product liability, fire and casualty insurance policies with coverage consistent with past practices of the Company.  Section 3.28(a) of the Disclosure Schedules lists all insurance policies maintained by the Company and identifies for each such policy the following information:  underwriter, coverage type, expiration date, coverage amount and deductible.  All such policies are in full force and effect and all premiums have been paid.  Section 3.28(a) of the Disclosure Schedules also describes any self-insurance programs currently maintained by the Company with respect to health or welfare plans.  Section 3.28(b) of the Disclosure Schedules also sets forth a description of all claims pending under such insurance policies.

3.29                           Executive Officers.

To the Company’s Knowledge, no executive officer or person nominated to become an executive officer or manager of the Company (i) has been convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding minor traffic violations) or (ii) is or has been subject to any judgment or order of, the subject of any pending civil or administrative action by the Securities and Exchange Commission or any self-regulatory organization.

ARTICLE IV
Representations and Warranties of Members

Each Member, severally and not jointly, represents and warrants to Buyer, with respect to such Member only, as of the date of this Agreement as follows:

4.1                                 Authority; No Conflict.

(a)                                  Such Member has the right, power, authority, and capacity to execute and deliver this Agreement and all other Operative Agreements to which it is a party and to perform its obligations under this Agreement and all other Operative Agreements to which it is a party. This Agreement and all other Operative Agreements to which it is a party constitute legal, valid, and binding obligations of such Member, enforceable against such Member in accordance with their terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(b)                                 Except as set forth in Section 4.1(b) of the Disclosure Schedules, such Member is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement and all other Operative Agreements to which it is a party or the consummation or performance of any of the Contemplated Transactions, other than such notices or consents as would be required solely as a result of the identity or the legal or regulatory status, or the ownership or capitalization, of Buyer or any of its Affiliates.

(c)                                  Except for such contraventions, conflicts, violations or the like as would occur solely as a result of the identity or the legal or regulatory status, or the ownership or capitalization, of Buyer or any of its Affiliates, neither the execution and delivery of the this Agreement and all other Operative Agreements to which it is a party nor the consummation or performance of any of the Contemplated Transactions, will, directly or indirectly (with or without notice or lapse of time):

(i)                                     contravene, conflict with, or result in a violation of (A) any provision of any governing document of such Member, or (B) any resolution adopted by the governing body or security holders of such Member;

(ii)                                  to the actual knowledge of such Member, contravene, conflict with, or result in a violation of, or give any Governmental Body the right to challenge, any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which such Member, or any of its assets, may be subject; or

(iii)                               result in the imposition or creation of a Lien upon or with respect to the Redemption Units sold hereunder by such Member or the assets of the Company.

4.2                                 Redemption Units.

Such Member owns, beneficially and of record, all of the Redemption Units set forth opposite such Member’s name on Schedule A attached hereto, free and clear of all Liens. Except as set forth in Section 4.2 of the Disclosure Schedules, such Member is not a party (i) to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Redemption Units; or (ii) to any option, warrant, right, contract, call, put or other agreement or commitment providing for the disposition or acquisition of the Redemption Units (other than this Agreement).

4.3                                 Legal Proceedings.

Except as set forth in Section 4.3 of the Disclosure Schedules, there is no pending Proceeding (or to the knowledge of such Member, threatened Proceeding) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions, other than such Proceedings or challenges as would occur solely as a result of the identity or the legal or regulatory status, or the ownership or capitalization, of Buyer or any of its Affiliates.

4.4                                 Brokers or Finders.

Except as set forth in Section 4.4 of the Disclosure Schedules which fees shall be borne entirely by the Members, such Member and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the Operative Agreements and the Contemplated Transactions.

ARTICLE V
Representations and Warranties of Buyer and Buyer Parent

Buyer and Buyer Parent, jointly and severally, represent and warrant to the Company as of the date of this Agreement as follows:

5.1                                 Organization and Good Standing.

Buyer is a Delaware limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, Buyer Parent is an exempted company duly organized, validly existing, and in good standing under the laws of the Cayman Islands, and each of Buyer and Buyer Parent have full corporate power and authority to conduct their business as it is now being conducted, and to own or use the properties and assets that they purport to own or use.

5.2                                 Authority; No Conflict.

(a)                                  Buyer and Buyer Parent have the right, power, authority, and capacity to execute and deliver the Operative Agreements to which each is a party and to perform their obligations under the Operative Agreements to which each is a party. The Operative Agreements to which each is a party constitute legal, valid, and binding obligations of Buyer and Buyer Parent, enforceable against them in accordance with their terms, except as limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(b)                                 Buyer and Buyer Parent are not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of the Operative Agreements to which either is a party or the consummation or performance of any of the Contemplated Transactions.

(c)                                  Neither the execution and delivery of the Operative Agreements to which either is a party nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i)                                     contravene, conflict with, or result in a violation of (A) any provision of any governing document of Buyer of Buyer Parent, or (B) any resolution adopted by the governing body or security holders of Buyer or Buyer Parent; or

(ii)                                  contravene, conflict with, or result in a violation of, or give any Governmental Body the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or any Order to which Buyer, Buyer Parent, or any of their assets, may be subject, other than such contraventions, conflicts or violations as would occur solely as a result of the identity or the legal or regulatory status, or the ownership or capitalization, of the Company and the Members.

5.3                                 Legal Proceedings.

There is no pending Proceeding (or to the knowledge of Buyer, threatened Proceeding) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

5.4                                 Brokers or Finders.

Buyer, Buyer Parent and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other similar payment in connection with the Operative Agreements to which they are a party and the Contemplated Transactions.

5.5                                 Investment Representations.

Each of Buyer and Buyer Parent is an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act.  Buyer will acquire the New Units for its own account, for investment and not with a view to the distribution or resale thereof within the meaning of the Securities Act, nor with any present intention of selling or distributing the same.

5.6                                 Financing.

Buyer has sufficient cash and/or available credit facilities to pay the Purchase Price and to make any other necessary payment of fees and expenses in connection with the consummation of the Contemplated Transactions, and as of immediately prior to Closing, the value of Buyer’s assets exceeds its liabilities and the value of Buyer Parent’s assets exceeds its liabilities.

5.7                                 Access to Information.

Buyer and Buyer Parent and their representatives have received or been given access to all of the information described or referred to in the Operative Agreements and all other information requested by them.  Buyer, Buyer Parent and their representatives have been afforded the opportunity to meet with, ask questions of and receive answers from the management of the Company in connection with the determination by Buyer to enter into the Operative Agreements and consummate the Contemplated Transactions, and all such questions have been answered to the full satisfaction of Buyer and Buyer Parent.

5.8                                 Buyer’s Investigation.

(a)                                  Buyer and Buyer Parent acknowledge and agree that they are consummating the Contemplated Transactions without any representation or warranty, express or implied, by any Person, except for the representations and warranties of the Company expressly set forth in Article III hereof and the representations and warranties of each Member expressly set forth in Article IV hereof, or as and to the extent required by this Agreement to be set forth in the Disclosure Schedules.

(b)                                 Buyer and Buyer Parent acknowledge that they are relying on their own investigation and analysis in entering into the Contemplated Transactions.  Buyer and Buyer Parent are knowledgeable about the industries in which the Company operates, is capable of evaluating the merits and risks of the Contemplated Transactions, and are able to bear the substantial economic risk of such investment for an indefinite period of time.  Buyer and Buyer Parent have fully reviewed this Agreement, the Disclosure Schedules, the materials referenced therein and the materials in the “data room” relating to the Contemplated Transactions.

(c)                                  In connection with Buyer’s and Buyer Parent’s investigation of the Company, Buyer and Buyer Parent have received from or on behalf of the Company certain projections, including projected statements of operating revenues and income from operations of the Company and certain business plan information of the Company.  Buyer and Buyer Parent acknowledge that there are uncertainties inherent in attempting to make such estimates, projections and other forecasts and plans and that Buyer and Buyer Parent are familiar with such uncertainties, and that Buyer and Buyer Parent are taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts and plans so furnished to it (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

5.9                                 Plant Closing and Mass Lay Offs.

Buyer and Buyer Parent do not presently intend to cause a plant closing or reduction in workforce of current employees of the Company such that such plant closing or reduction in workforce would, in the aggregate, implicate the WARN Act, or any applicable and similar foreign, state or local law, regulation or ordinance.

ARTICLE VI
[Intentionally Omitted]

ARTICLE VII
[Intentionally Omitted]

ARTICLE VIII
Covenants of the Parties

8.1                                 Required Approval.

Each of the parties will use commercially reasonable efforts, in good faith, to take, or cause to be taken, or do, or cause to be done, all things necessary, proper or advisable to satisfy all conditions to the obligations of the parties under this Agreement over which it has control or influence and to cause the Contemplated Transactions to be consummated on or prior to the Closing Date in accordance with the terms hereof, including without limitation by using commercially reasonable efforts to:  (i) obtain any required consents, approvals or authorizations of any Governmental Body or other third party, (ii) vigorously contest and resist all actual or threatened lawsuits or other Proceedings, including without limitation actions and proceedings by or on behalf of a Governmental Body, challenging this Agreement or the consummation of the Contemplated Transactions, (iii) vacate, lift, reverse or overturn any injunction or restraining order or other Order adversely affecting the ability of the parties to consummate the Contemplated Transactions in accordance with the terms hereof, and (iv) effect all necessary registrations and filings and submissions of information required or requested by any Governmental Body with respect to the transactions contemplated hereby; provided, however, that no party hereto shall have any obligation to expend any funds or to incur any other obligation in connection with the consummation of the Contemplated Transactions (including, by way of illustration only, any payment in connection with obtaining the required Consents) other than normal out-of-pocket expenses (such as fees and expenses of counsel and accountants) reasonably necessary to consummate such transactions. Each of the parties will cooperate fully with each other party and their respective officers, directors, employees, agents, counsel and other designees in connection with using such efforts, satisfying such conditions and causing the Closing to occur in accordance with the terms hereof.

8.2                                 Further Assurances.

After the Closing, the parties hereto agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable (including obtaining third party consents) to effectuate the consummation of the Contemplated Transactions.

8.3                                 No Press Releases; No Public Announcements.

No party to this transaction shall disclose the occurrence of this transaction without the prior written consent of Buyer to anyone other than (a) its advisors on a need to know basis and (b) third parties whose consent or approval is required as a condition to the consummation of this Agreement.

8.4                                 Confidentiality.

Between the date of this Agreement and the Closing Date, the parties shall maintain in confidence, and shall cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, and not use to the detriment of another party any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings. The provisions of this Section 8.4 shall survive the Closing and shall govern the confidentiality obligations of the parties hereto thereafter.  Notwithstanding the foregoing, the parties may use such confidential information in any litigation over the Agreement.

8.5                                 Books and Records.

From and after the Closing, the Company shall provide Buyer and the Members and their representatives with reasonable access, for any reasonable business purpose, during normal business hours, to all books and records of the Company’s business, including, but not limited to, accounting and Tax records, sales and purchase documents (“Records”) pertaining or relating to the period on or prior to the Closing Date. These rights shall be in addition to what is set forth in the Amended and Restated Operating Agreement.

ARTICLE IX
Conditions Precedent to Buyer’s Obligation to Close

Buyer’s obligation to purchase the New Units and to take the other actions required to be taken by Buyer at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer in whole or in part):

9.1                                 Accuracy of Representations.

(a)                                  Members’ and the Company’s representations and warranties in this Agreement to the extent not qualified by materiality or MAE must be accurate in all material respects as of the Closing Date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date), in each case after taking into account all disclosures set forth in the Disclosure Schedules.

(b)                                 Members’ and the Company’s representations and warranties in this Agreement to the extent qualified by materiality or MAE must be accurate in all respects as of the Closing Date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date), in each case after taking into account all disclosures set forth in the Disclosure Schedules.

9.2                                 Company’s and Members’ Performance.

Each of the covenants, agreements and obligations that the Company or Members are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

9.3                                 Consents.

Each of the Consents identified in Section 3.4(d) or 4.1(b) of the Disclosure Schedules must have been obtained.

9.4                                 Additional Documents.

Each of the following documents and instruments must have been delivered to Buyer or Buyer Parent on or prior to the Closing:

(a)                                  resignation letter from the sole member of the Company’s Board: Acquity Holdings, L.L.C.;

(b)                                 employment agreements in mutually agreeable forms with the following employees of the Company:  Christopher Dalton, Paul Weinewuth, Matt Schmeltz, Scott Spear; Ray Grady, Mark Joseph, Jim Newman, Andy Peebler, Jon Borg-Breen and Jay Dettling (the “Employment Agreements”);

(c)                                  the documents set forth in Section 2.7(a); and

(d)                                 such other documents as Buyer may reasonably request for the purpose of (i) evidencing the satisfaction of any condition referred to in this Article IX, or (ii) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

9.5                                 No Proceedings.

Since the date of this Agreement, there must not have been commenced or threatened against Buyer or Buyer Parent any Proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

9.6                                 No Claim Regarding Unit Ownership or Sale Proceeds.

Except as contemplated by this Agreement, there must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any unit of, or any other voting, equity, or ownership interest in, the Company, (b) is entitled to all or any portion of the Purchase Price payable for the New Units, or (c) is entitled to all or any portion of the Redemption Price or Earnout Payment.

9.7                                 No Prohibition.

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer or Buyer Parent to suffer any material adverse consequence under any applicable Legal Requirement or Order.

9.8                                 Securities Exemptions.

Buyer must be reasonably satisfied, in good faith, with the exemptions under the Securities Act and the applicable Blue Sky laws with respect to the issuance by the Company of the New Units.

ARTICLE X
Conditions Precedent to the Members’ and the Company’s Obligations to Close

The Members’ and the Company’s obligations to sell the New Units and to take the other actions required to be taken by the Members and the Company at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Member Representative or the Company, in whole or in part):

10.1                           Accuracy of Representations.

(a)                                  Each of Buyer’s and Buyer Parent’s representations and warranties in this Agreement to the extent not qualified by materiality or MAE must have been accurate in all material respects as of the Closing Date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date).

(b)                                 Each of Buyer’s and Buyer Parent’s representations and warranties in this Agreement to the extent qualified by materiality or MAE must have been accurate in all respects as of the Closing Date (except to the extent such representations and warranties relate to an earlier date, in which case as of such earlier date).

10.2                           Buyer’s Performance.

Each of the covenants and obligations that Buyer or Buyer Parent is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

10.3                           Additional Documents.

Each of the following documents and instruments must have been delivered to the Company or the Member Representative on or prior to the Closing:

(a)                                  the documents set forth in Section 2.7(b);

(b)           such documents as the Member Representative may reasonably request for the purpose of (i) evidencing the satisfaction of any condition referred to in this Article X, or (ii) otherwise facilitating the consummation of any of the Contemplated Transactions; and

10.4         No Proceedings.

Since the date of this Agreement, there must not have been commenced or threatened against any Member any Proceeding (a) involving any challenge to, or seeking Damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

10.5         No Prohibition.

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause any Member to suffer any material adverse consequence under any applicable Legal Requirement or Order, other than such contraventions, conflicts or violations as would occur solely as a result of the identity or the legal or regulatory status, or the ownership or capitalization, of Buyer or any of its Affiliates.

ARTICLE XI
[Reserved]

ARTICLE XII
Indemnification; Remedies

12.1         Survival and Time Limitations.

(a)           (i)            Except as provided below, all representations and warranties in this Agreement (as modified or qualified by the Disclosure Schedules), the Disclosure Schedules, any agreement, certificate, document or written instrument delivered in connection with the Closing, or any other Operative Agreement shall, unless otherwise noted in this Section 12.1, survive the Closing for a period of 18 months after the Closing Date.

(ii)           The representations and warranties made by the Company as to financial statements (as set forth in Section 3.6) (the “Financial Statement Representations”) shall survive the Closing until the later of (yy) the Audit Cut-Off Date and (zz) fifteen (15) Business Days after receipt of the Big Four Earnout Statement, if any.

(iii)          The representations and warranties made (i) by the Company as to (A) limited liability company existence, power and authority (as set forth in Section 3.1(a)), (B) non-contravention (as set forth in Section 3.4(d)), (C) capitalization (as set forth in Section 3.5), and (D) brokers and finders (as set forth in Section 3.20), and (ii) by Members as to (A) power and authority (as set forth in Section 4.1(a)), (B) non-contravention (solely with respect to the governing documents and resolutions, as set forth in Section 4.1(c)(i)), and (C) the ownership of the Redemption Units (as set forth in Section 4.2) (collectively, all of clause (i) and clause (ii), the “Fundamental Representations”) shall survive the Closing indefinitely.

(iv)          Any claims based upon a breach of any representation or warranty herein that arises from the Members’ or the Company’s Fraud (“Fraud Claims”) shall survive indefinitely.

(v)           The representations and warranties made by the Company in this Agreement relating to Taxes (as set forth in Section 3.9) and Employee Benefit Plans (as set forth in Section 3.14) (collectively, the “Statutory Representations”) shall survive until the applicable statute of limitations has expired for claims based on such matters (including any extensions thereof).

Notwithstanding the limitations set forth above, representations and warranties shall survive beyond the above dates with respect to any breach thereof for which notice shall have been duly given as required under this Agreement prior to the applicable expiration date until the claims identified in such notice shall have been resolved in full or waived but only to the extent of such claims.

(b)           The covenants and agreements contained in this Agreement shall survive the Closing and remain in effect indefinitely unless a specified period is otherwise set forth in this Agreement (in which event such specified period will control).

(c)           The waiver of any condition default or breach or of the performance of or compliance with any covenant or agreement shall preclude any claim for indemnification under this Article XII.

12.2         Indemnification and Payment of Damages by Members.

Except as otherwise set forth in this Article XII, the Members, severally and jointly, shall indemnify and hold harmless (i) Buyer for, and shall pay to Buyer, the amount of any loss, liability, claim, damage or expense (including reasonable costs of investigation and defense and reasonable attorneys’ fees) but, subject to Section 12.4(d), specifically excluding claims by any indemnified Person hereunder for any incidental, consequential, special, punitive, exemplary or otherwise not actual damages, claims in the nature of lost profits, multiple of profits or multiple of cash flow and claims for any diminution in value of property or equity, (collectively, “Damages”), incurred or suffered by the Company, and (ii) Buyer, Buyer Parent and their respective officers, directors, employees and agents (individually a “Buyer Indemnified Person” and collectively, the “Buyer Indemnified Persons”) for, and shall pay to each Buyer Indemnified Person, the amount of any Damages directly incurred by such Buyer Indemnified Person solely as a result of any Third Party Claim brought directly against such Buyer Indemnified Person; and, in the case of clauses (i) and (ii) of this paragraph, arising from or in connection with:

(a)           any breach of any representation or warranty made by the Company or Members in this Agreement, the Disclosure Schedules, or any certificate delivered pursuant to Section 2.7(a) hereof;

(b)           any breach by the Company or any Member of any covenant or obligation of the Company or any Member in this Agreement (other than Sections 9.5, 9.6, 9.7, and 9.8);  or

(c)           any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Member or the Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

12.3         Indemnification and Payment of Damages by Buyer and Buyer Parent.

Buyer and Buyer Parent jointly and severally shall indemnify and hold harmless (i) the Members for, and shall pay to the Members, any Damages incurred or suffered by the Members, and (ii) the Members and each of their respective officers, directors, employees and agents (collectively, the “Member Indemnified Persons”) for, and shall pay to each Member Indemnified Person, the amount of any Damages directly incurred by such Member Indemnified Person solely as a result of any Third Party Claim brought directly against such Member Indemnified Person; and in the case of clauses (i) and (ii) of this paragraph, arising from or in connection with:

(a)           any breach of any representation or warranty made by Buyer or Buyer Parent in this Agreement, or any certificate delivered pursuant to Section 2.7(b)(ii) hereof;

(b)           any breach by Buyer or Buyer Parent of any covenant or obligation (other than Sections 10.4 and 10.5) of Buyer or Buyer Parent in this Agreement; or

(c)           any claim by any Person for brokerage or finder’s fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with Buyer or Buyer Parent (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

12.4         Limitations on Amount.

(a)           Except with respect to any claim based on a breach of any Financial Statement Representation, Fundamental Representation, Statutory Representation or a Fraud Claim, the Members shall have no liability with respect to any matters described in Section 12.2, and Buyer and Buyer Parent shall have no liability with respect to any matters described in Section 12.3, until the total amount of all Damages with respect to such matters exceeds US$420,000 (the “Threshold”), and then only for the amount of Damages in excess of the Threshold.  There shall be no Threshold for Damages with respect to a breach of any Financial Statement Representation, Fundamental Representation, Statutory Representation or Fraud Claim.

(b)           (i)            With respect to any claim that is not based on a breach of any Financial Statement Representation, Fundamental Representation, Statutory Representation or a Fraud Claim, the maximum aggregate amount of Damages that Members shall collectively be obligated to pay to Buyer, Buyer Parent, and the Buyer Indemnified Persons under Section 12.2, and maximum amount of Damages that Buyer and Buyer Parent shall be obligated to pay the Member Indemnified Persons under Section 12.3, shall be limited to US$6,300,000 (the “Cap Amount”).

(ii)           With respect to any claim that is based on a breach of a Financial Statement Representation or a breach of Section 3.14 (Employee Benefits), the maximum aggregate amount of Damages that the Members shall collectively be obligated to pay to Buyer, Buyer Parent and Buyer Indemnified Persons under Section 12.2(a) shall be limited to US$10,500,000.

(iii)          With respect to any claim that is based on a breach of Section 3.9 (Taxes), or a breach of a Fundamental Representation or a Fraud Claim, the maximum aggregate amount of Damages that the Members shall collectively be obligated to pay to Buyer, Buyer Parent and the Buyer Indemnified Persons under Section 12.2(a) shall be limited to the amount actually received by all Members under this Agreement, (subject to adjustment as additional amounts are received); provided, however, that Buyer may seek payment from the Company for any amount of Damages in excess of the cap provided for in this sentence with respect to the breach of a Fundamental Representation or a Fraud Claim, to the extent such funds are available from the Company to be distributed to the Buyer without violating applicable law.

(iv)          Damages arising from a breach of any Financial Statement Representation, Statutory Representation, Fundamental Representation or Fraud Claim shall be excluded for purposes of calculating Damages applicable to the Cap Amount for purposes of Section 12.4(b)(i).

(c)

(i)            With respect to the representations and warranties set forth in Article IV and the certificate delivered pursuant to Section 2.7(a), no individual Member shall have any liability with respect to a breach by any other Member of such representations and warranties.

(ii)           In addition, the maximum aggregate amount of Damages that any one Member shall be obligated to pay to Buyer, Buyer Parent and the Buyer Indemnified Persons shall be limited to the product of the amount actually received by all Members under this Agreement (subject to adjustment as additional amounts are received) and such Member’s Redemption Percentage listed on Schedule A attached hereto.

(d)           In addition to the other limitations, deductions and restrictions set forth in Sections 12.4 and 12.5 hereof, with respect to Damages to the Company claimed by Buyer under Section 12.2, the Parties agree that every $1 of Damages of the Company shall equate to 70 cents of Damages to the Buyer.  For the avoidance of doubt, the parties agree that the indirect nature of such Damages to Buyer as provided in this Section 12.4(d) shall not cause such Damages to be characterized as incidental, consequential, special, punitive, exemplary or otherwise not actual damages, claims in the nature of lost profits, multiple of profits or multiple of cash flow and claims for any diminution in value of property or equity.

12.5         Calculation of Damages.

(a)           The amount of any and all Damages for which indemnification is provided pursuant to Sections 12.2 and 12.3 of this Agreement shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder, and (ii) reduced to take account of any net Tax benefit actually received and reasonably expected to be realized by the indemnified party in any Tax year arising from the incurrence or payment of any such Damages.  For purposes of computing the amount of any such

Tax cost, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder.

(b)           Upon a final determination of an indemnification claim whereby such final determination is by reason of (a) the mutual agreement of the indemnifying party and the indemnified party, or (b) a settlement agreement entered into in a manner consistent with this Section 12 or (c) a final arbitration award pursuant to Section 13.3 (each a “Final Determination”), then, subject to the limitations set forth in Sections 12.4 and 12.5, the amount of the Damages in connection with such Final Determination shall be paid by the indemnifying party by wire transfer of immediately available funds to an account designated by the indemnifying party if not subject to offset as provided in Section 2.5(j).

(c)           The amount of any Damages for which indemnification is paid shall be deemed to be an adjustment to the Purchase Price, and the Members, Buyer, Buyer Parent, and the Company agree to treat (and agree to cause each of their Affiliates to treat) any indemnify payment made pursuant to Article XII of this Agreement as an adjustment to the Purchase Price for federal, state, local and foreign Tax purposes.

(d)           The amount of any and all Damages for which indemnification is provided pursuant to Sections 12.2 and 12.3 of this Agreement shall be reduced by an amount equal to 70% of any amounts actually received by the Company under any applicable insurance policies.  In the event that any claim for indemnification asserted under Section 12.2 or 12.3 of this Agreement is, or may be, the subject of insurance coverage of the Company or other right to indemnification or contribution from any third party (a “Third Party Contributor”), each of the Company and the indemnified party agrees to promptly notify the applicable insurance carrier of such claim and tender defense thereof to such carrier, and shall also promptly notify any potential Third Party Contributor.  The Company and each indemnified party agrees to pursue, at the sole cost and expense of the indemnifying party, such claims diligently and to reasonably cooperate, at the sole cost and expense of the indemnifying party, with each such insurance carrier and Third Party Contributor, and the indemnified party agrees to make no claim for indemnification under either Section 12.2 or 12.3, as the case may be, for a period of six months after such claim for insurance or contribution is made. If insurance coverage or contribution claim is denied (in whole or in part), or if no resolution of an insurance or contribution claim shall have occurred within such six month period, the indemnified party may proceed for indemnification under Section 12.2 or 12.3 of this Agreement, as the case may be, and such indemnifying party shall be subrogated to the rights of the indemnified party against such insurance carrier or Third Party Contributor.  The survival periods in Section 12.1 shall be tolled during the six month period set forth in this Section 12.5(d).

12.6         Procedure for Indemnification — Third Party Claims.

(a)           Promptly after receipt by an indemnified party under Section 12.2 or Section 12.3 of notice of the commencement of any Proceeding against it by an independent third party (a “Third Party Claim”), such indemnified party shall, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim. The failure to notify the indemnifying party shall not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the defense of such action is materially prejudiced by the indemnified party’s failure to give such notice. Notice shall describe the Proceeding in reasonable detail and indicate the estimated amount, if reasonably practicable, of the Damages that have been or may be sustained by the indemnified party.  For the avoidance of doubt, notwithstanding anything to the contrary in this Article XII, no indemnification shall be required under this Agreement for a Proceeding or other claim brought by a Buyer Indemnified Person or an Affiliate of a Buyer Indemnified Person against another Buyer Indemnified Person or an Affiliate of a Buyer Indemnified Person, or for a Proceeding or other claim brought by a Member Indemnified Person or an Affiliate of a Member Indemnified Person against another Member Indemnified Person or an Affiliate of a Member Indemnified Person.

(b)           The indemnifying party shall be entitled to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the indemnified party. After notice given within twenty days after receipt of notice of such Third Party Claim of its election to assume the defense of such Third Party Claim, the indemnifying party shall not be liable to the indemnified party under this Article XII for any fees of other counsel with respect to the defense of such Third Party Claim subsequently incurred by the indemnified party in connection with the defense of such Third Party Claim, unless the employment of separate counsel was (i) authorized by the indemnifying party in writing, (ii) advisable in the written opinion of counsel to the indemnified party because of the existence of an actual conflict of interest that would make it inappropriate for the same counsel to represent both the indemnified party and the indemnifying party, or (iii) necessitated by the failure of the indemnifying party to pursue diligently the defense of such Third Party Claim and as a result the indemnified party is at substantial risk of having a default judgment entered against it.  If separate counsel is retained pursuant to clause (iii), the indemnified Party may control the defense of such Third Party Claim; provided, however that the indemnified Party may not settle such Third Party Claim without the prior written consent of the indemnifying Party, which consent will not be unreasonably withheld.

(c)           If the indemnifying party assumes the defense of a Third Party Claim, the indemnifying party may not enter into any compromise or settlement of such claims without the prior written consent of the indemnified party, provided, however, that such consent shall not be required if settlement or compromise involves only the payment of Damages by the indemnifying party and includes a complete and irrevocable general release of the indemnified party by all Persons who brought such Third Party Claim.

(d)           The indemnified party shall provide the indemnifying party with all reasonably available information, assistance and authority to enable the indemnifying party to affect such defenses or settlement and the indemnifying party will reimburse the indemnified party for all out of pocket expenses incurred in providing such information. Upon the indemnifying party’s payment of any amounts due in respect of such Third Party Claim, the indemnified party will, to the extent of any payment hereunder, assign or cause to be assigned to the indemnifying party the claims and counter claims of the indemnified party, if any, against such third parties in respect of which such payment is made.

12.7         Procedure for Indemnification — Other Claims.

A claim for indemnification for any matter not involving a Third Party Claim may be asserted by notice to the party from whom indemnification is sought. The failure to notify the indemnifying party shall not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the defense of such action is materially prejudiced by the indemnified party’s failure to give such notice. Notice shall describe in reasonable detail the basis for the claim and indicate the estimated amount, if reasonably practicable, of the Damages that have been or may be sustained by the indemnified party.

12.8         Sole Remedy.

Upon and after the Closing, the provisions of Article XII of this Agreement and the Offset right of Buyer in Section 2.5 hereof shall represent the sole and exclusive remedy available to any party to this Agreement for any Damages relating to any representation or warranty contained herein or a certificate delivered hereunder or for any breach by any other party of any covenant or agreement required to be performed prior to the Closing contained herein or under a certificate delivered hereunder, and, except with respect to acts of Fraud (which are expressly not waived), each party hereby unconditionally waives any other rights that it may have at law or in equity for any misstatement or omission by any other party from any representation or warranty contained herein or a certificate delivered hereunder or for any breach by any other party of any covenant or agreement required to be performed prior to the Closing contained herein or under a certificate delivered hereunder. The limitation set forth herein shall not limit any claims or remedies available to Buyer in connection with any breach of Sections 8.2 and 8.4.

12.9         Member Representative.

The Member Representative shall act on behalf of, and have authority to negotiate, settle and bring any and all claims made against or by the Members for all purposes of this Article XII, except where a claim is made against an individual Member (in which case such Member shall act on his own behalf).

12.10       Guaranty.

Each of Christopher Dalton, Paul Weinewuth, Matt Schmeltz and Scott Spear (each a “Guarantor”), jointly and severally, absolutely and unconditionally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of all obligations of any kind, nature and description under this Agreement of Acquity Holdings, LLC (all of which are collectively referred to herein as the “Guaranteed Obligations”) to Buyer and its assignees and successors in interest subject to any caps or limitations applicable hereunder to Acquity Holdings, LLC.  This Guarantee is a guaranty of payment and not of collection.  Each Guarantor agrees that Buyer and its assignees and successors in interest need not attempt to collect any Guaranteed Obligations from Acquity Holdings, LLC, but may require such Guarantor to make immediate payment of all of the Guaranteed Obligations to Buyer or and its assignees and successors in interest.

ARTICLE XIII
General Provisions

13.1                           Expenses.

The Company will reimburse Buyer and Buyer Parent for all reasonable due diligence fees and expenses of Buyer’s Advisors incurred by Buyer and Buyer Parent in connection with the Contemplated Transactions, including but not limited to reasonable legal fees of Buyer’s and Buyer Parent’s counsel, payable by check or wire transfer of immediately available funds at the Closing.

13.2                           Notices.

All notices, consents, waivers, and other communications under this Agreement must be in writing and shall be deemed to have been duly given when (a) delivered by hand, (b) sent by facsimile (against receipt therefor), provided that a copy is mailed by registered mail, return receipt requested, or (c) received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties) in the manner provided below:

If to Members:

Members Representative:

Acquity Holdings, L.L.C.

Three Hawthorn Parkway

Suite 150

Vernon Hills, IL 60061

Facsimile: (847) 247-8960

Attn: Keith Schoenfeld

With copies to:

Christopher J. Dalton, Manager

Acquity Holdings, L.L.C.

500 West Madison Street, Suite 2200
Chicago, IL 60661

and

McGuireWoods LLP

Suite 4100

77 West Wacker Drive

Chicago, IL 60601-1818

Facsimile: 312.698.4585

Attn: Scott L. Glickson

If to Buyer or Buyer Parent:

2020 Global Investments, LLC

c/o 2020 GlobalGrowth Equities Limited

1503 Ruttonjee House

11 Duddell Street

Hong Kong

Facsimile: (852) 3106 4706

Attn: Louis Koo, Authorized Person

With copies to:

Foley & Lardner LLP

111 Huntington Avenue, Floor 26

Boston, MA 02199

Facsimile: 617.342.4001

Attn: David W. Kantaros

13.3                           Dispute Resolution.

Except as provided in Sections 2.4 and 2.5, the parties hereby agree that, in order to obtain prompt and expeditious resolution of disputes under this Agreement, each claim, dispute or controversy of whatever nature, arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement and all other Operative Agreements, including, without limitation, any claim based on contract, tort or statute, or the alleged breach hereof or thereof, shall first be attempted to be resolved in good faith by a representative of Buyer and the Member Representative. Except as provided in Sections 2.4 and 2.5, in the event that the controversy is not resolved within thirty (30) days, the parties shall proceed to binding arbitration pursuant to the following procedures:

(a)                                  Any party may send another party written notice identifying the matter in dispute and invoking the procedures of this Section 13.3. Within fifteen (15) Business Days thereafter, each party involved in the dispute shall meet at a location mutually agreed by the parties, for the purpose of determining whether they can resolve the dispute themselves by written agreement.

(b)                                 If such parties fail to resolve the dispute by written agreement, the dispute shall, at the request of either party upon written notice to that effect to the other party (a “Demand”), be finally settled by binding arbitration in accordance with the rules for commercial arbitration of the United Nations Commission on International Trade Law (“UNCITRAL”) then in effect, except as modified herein.  The Arbitration Tribunal shall be composed of either (x) one (1) arbitrator if the parties can reach agreement on the appointment of such arbitrator or (y) three (3) arbitrators if no agreement can be reached on the appointment of a single arbitrator (in either case, the “Arbitration Tribunal”). If the Arbitration Tribunal is to be composed of a panel of three arbitrators, such arbitrators shall be appointed as follows:

(i)                                     Each party shall select one arbitrator in accordance with the applicable rules of UNCITRAL within fifteen (15) days of its receipt of the Demand, or, if such party to the dispute fails to make such selection within such fifteen (15) days of the receipt of the Demand, the UNCITRAL shall make such appointment within five days thereafter.

(ii)                                  Within five days of their appointment, the two arbitrators thus appointed shall select the third arbitrator, who shall act as chairman of the panel.  If the two arbitrators fail to agree on a third arbitrator within five days of their selection, the UNCITRAL shall make such appointment within five days thereafter.

(iii)                               Notwithstanding anything contained in the UNCITRAL rules to the contrary, any selection of arbitrators to be made by UNCITRAL pursuant to this Section 13.3 shall be made by the Director General of the London Court of International Arbitration.

(c)                                  Within 90 days of the selection of the Arbitration Tribunal, the parties involved in the dispute shall meet with the Arbitration Tribunal in Brussels, or such other location as mutually agreed by the parties, at a place and time designated by such Arbitration Tribunal after consultation with such parties and present their respective positions on the dispute.  Each party shall have no longer than five days to present its position, and the decision of the Arbitration Tribunal shall be made in writing no more than thirty days following the end of the proceeding and shall set forth in writing the grounds or basis of the Arbitration Tribunal’s decision.   The language to be used in all proceedings before the Arbitration Tribunal shall be English and all documents and testimony shall be in or translated to English.

(d)                                 The award of the Arbitration Tribunal shall be a final and binding determination of the dispute and shall be final and binding on all the parties involved in the arbitration proceeding.  Such arbitration award shall be fully enforceable in any court of competent jurisdiction and may be confirmed and reduced to judgment in any court of  competent jurisdiction over such parties.

(e)                                  The non-prevailing party (as determined by the Arbitration Tribunal) shall pay the Arbitration Tribunal’s fees and expenses and shall pay the reasonable attorneys’ fees and expenses incurred by the prevailing party (as determined by the Arbitration Tribunal) in connection with such arbitration proceeding.  If the prevailing party must seek enforcement of any arbitration award made by the Arbitration Tribunal in a court of competent jurisdiction, the non-prevailing party shall pay all of the reasonable attorneys’ fees and expenses incurred by the prevailing party in connection with such enforcement.

13.4                           Waiver of Jury Trial.

(a)                                  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS OR ENFORCING ANY ARBITRATION AWARD PURSUANT TO SECTION 13.3 OF THIS AGREEMENT.

13.5                           Waiver.

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege shall preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.6                           Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the parties with respect to its subject matter and constitutes (along with the Disclosure Schedules, the Exhibits, and the other Operative Agreements) a complete and exclusive statement of the terms (including, without limitation, representations, warranties, covenants and conditions) of the agreement between the parties with respect to its subject matter.

13.7                           Amendments.

This Agreement may be amended, modified or supplemented only by written agreement of (a) the Company, (b) Buyer, and (c) the Members owning a majority of the Redemption Units as of the Closing.  Any amendment shall be binding on all parties hereto. However, no amendment expanding the indemnification obligations or affecting the restrictions and limitations thereon with respect to any Member shall be effective against such Member without his or its consent.

13.8                           Disclosure Schedules.

(a)                                  The disclosures in any Section of the Disclosure Schedules shall be deemed to be disclosures in other Sections of the Disclosure Schedules, where applicability to such other sections are reasonably apparent, whether or not a specific cross reference is made in such other  Section of the Disclosure Schedules.

(b)                                 Inclusion of an item in the Disclosure Schedules is not necessarily intended to indicate such item is material or is above a certain threshold. Items may be included for the sake of completeness only.

13.9                           Third Party Beneficiaries.

Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

13.10                     Assignment.

This Agreement and the rights and obligations hereunder shall not be assignable by any party hereto without the prior written consent of the Company, Buyer, and the Members owning a majority of the Redemption Units as of the Closing. Notwithstanding the foregoing, Buyer may assign this Agreement and all of its rights and obligations to a Person pursuant to a 2020 Permitted Transfer.  Further, notwithstanding the foregoing, Buyer acknowledges that the obligations of each Member hereunder are personal to Buyer and that each Member’s obligations thereunder may not be assigned or otherwise transferred by each Member without the prior written consent of Buyer.  Any instrument purporting to make an assignment in violation of this Section shall be null and void.

13.11                     Representation of the Members Post-Closing.

Each of the parties to this Agreement hereby agrees, on its own behalf and on behalf of its directors, members, partners, officers, employees and Affiliates, that McGuireWoods LLP may serve as counsel to each and any of the Members, the Member Representative and their respective Affiliates (individually and collectively, “Member Group”), on the one hand, and the Company, on the other hand, in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, McGuireWoods LLP (or any successor) may serve as counsel to any member of the Member Group or any director, member, partner, officer, employee or Affiliate of Member Group, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation, and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation.

13.12                     Severability.

If any provision of this Agreement is held invalid or unenforceable pursuant to the proceedings under Section 13.3, the other provisions of this Agreement shall remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

13.13                     Section, Article and Section Headings.

The headings of Sections and Articles in this Agreement and Sections of the Disclosure Schedules are provided for convenience only and shall not affect their respective construction or interpretation.

13.14                     Construction; Interpretation.

(a)                                  All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” shall be construed to mean including without limitation.

(b)                                 No provision of this Agreement shall be interpreted in favor of, or against, any party hereto by reason of the fact such party or its counsel participated in the drafting thereof.

13.15                     Governing Law.

This Agreement shall be governed by the internal laws of the State of Delaware without regard to its conflict of laws principles.

13.16                     Counterparts; Facsimile Signatures.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.  A facsimile copy of this Agreement or any counterpart thereof shall be deemed an original.

[Rest of Page Intentionally Left Blank —

Signature Pages Follow]

Signature Page to Unit Purchase and Redemption Agreement

IN WITNESS WHEREOF, the parties have executed and delivered this Unit Purchase  and Redemption Agreement as of the date first written above.

BUYER:	BUYER PARENT:

2020 GLOBAL INVESTMENTS, LLC	2020 GLOBALGROWTH EQUITIES LIMITED

/s/ George Lu	/s/ Adrian Chan
Name: George Lu	Name: Adrian Chan
Title: Manager	Title: Director

THE COMPANY:	MEMBER REPRESENTATIVE:

ACQUITY GROUP, L.L.C.	ACQUITY HOLDINGS, L.L.C.

/s/ Christopher J. Dalton	/s/ Christopher J. Dalton
Name: Christopher J. Dalton	Name: Christopher J. Dalton
Title: President & Chief Executive Officer	Title: Manager and Authorized Person

MEMBER:
MEMBER:
ACQUITY HOLDINGS, L.L.C.

/s/ Christopher J. Dalton	/s/ Raymond Grady
Name: Christopher J. Dalton	RAYMOND GRADY
Title: Manager and Authorized Person

MEMBER:	MEMBER:

/s/ Mark R.Joseph	/s/ James D. Newman
MARK R. JOSEPH	JAMES D. NEWMAN

Signature Page to Unit Purchase and Redemption Agreement

MEMBER:	MEMBER:

/s/ Andrew A. Peebler	/s/ Jonathan E. Borg-Breen
ANDREW A. PEEBLER	JONATHAN E. BORG-BREEN

MEMBER:

/s/ Jay D. Dettling
JAY D. DETTLING

WITH RESPECT TO SECTION 12.10 AND ARTICLE XIII ONLY:

/s/ Christopher J. Dalton	/s/ Paul D. Weinewuth
CHRISTOPHER J. DALTON	PAUL D. WEINEWUTH

/s/ Matthew T. Schmeltz	/s/ Scott A. Spear
MATTHEW T. SCHMELTZ	SCOTT A. SPEAR

Schedule A

SCHEDULE OF MEMBERS

Name and Address of Member	Membership Interests Owned Prior to Closing	Membership Interests Redeemed (Class A Units)*	Redemption Percentage	Class A Units Owned Following the Redemption
Acquity Holdings, LLC Attn: Keith A. Schoenfeld Three Hawthorn Parkway, Suite 150 Vernon Hills, Illinois 60061	1,000,000 Class A	666,671	85.46%	333,329
Ray Grady 3444 N. Hamilton Ave. Chicago, IL 60618	58,889 Class A 11,500 Class B	46,926	6.02%	23,463
James Newman 577 Prairie Ave. Glen Ellyn, IL 60137	19,739 Class A 5,000 Class B	16,493	2.11%	8,246
Mark Joseph 2229 W. School Street Chicago, IL 60618	2,500 Class 20,000 Class B	15,000	1.92%	7,500
Andy Peebler 21 Hawaii Drive Aliso Viejo, CA 92656	12,500 Class A 15,000 Class B	18,333	2.35%	9,167
Jon Borg-Breen 500 W. Barry #4E Chicago, IL 60657	12,500 Class B	8,333	1.07%	4,167
Jay Dettling 9411 Drake Ave Evanston, IL 60203	12,500 Class B	8,333	1.07%	4,167
TOTAL	1,170,128	780,089	100%	**390,039

*  After giving effect to the conversion of Class B Units to Class A Units as of immediately prior to the Closing.

**  After giving effect to the issuance of new 910,100 Class A Units to 2020 Global Investments, LLC and after giving effect to the Redemption, 390,039 Class A Units represent 30% ownership interest in the Company.

Schedule 2.5

Sample Calculation

(omitted in original)

Schedule 3.5(b)

Payment Obligations Under Employee Equity Sharing Plan

(omitted in original)

Schedule 13.1

Buyer’s Advisors

Foley & Lardner LLP

ACQUITY GROUP, LLC AND SUBSIDIARY

Chicago, Illinois

AUDITED REDEMPTION STATEMENT

DECEMBER 31, 2007

(See independent auditors’ report)

ACQUITY GROUP, LLC

AND SUBSIDIARY

Chicago, Illinois

AUDITED REDEMPTION STATEMENT

December 31, 2007

T ABLE OF CONTENTS

INDEPENDENT AUDITORS’ REPORT	1

AUDITED REDEMPTION STATEMENT	2
NOTES TO THE AUDITED REDEMPTION STATEMENT	3

INDEPENDENT AUDITOR’S REPORT

The Members

Acquity Group, LLC and Subsidiary

Chicago, Illinois

We have audited the accompanying Audited Redemption Statement of Acquity Group, LLC and Subsidiary for the year ended December 31,2007. This statement is the responsibility of the management of Acquity Group, LLC and Subsidiary. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Audited Redemption Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying Audited Redemption Statement referred to above presents fairly, in all material respects, the 2007 Audited Sales and 2007 Audited EBITDA of Acquity Group, LLC and Subsidiary and the Redemption Price related thereto, for the year ended December 31, 2007, as described in Note 1.

This report is intended solely for the information and use of the members of Acquity Group, LLC and Subsidiary and the Board of Directors and management of 2020 Global Investments, LLC and 2020 GlobalGrowth Equities Limited and should not be used for any other purpose.

Mowery & Schoenfeld LLC

March 18, 2008
Vernon Hills, Illinois

ACQUITY GROUP, LLC AND SUBSIDIARY

AUDITED REDEMPTION STATEMENT

FOR THE YEAR ENDED DECEMBER 31,2007

Revenue	$54,216,770
Cost of revenue earned	33,069,020
Gross profit		$21,147,750

Operating expenses		15,450,630
Income from operations		5,697,120
Other expense		343,637
Income before provision for taxes		5,353,483
Provision for taxes		51,207
Net income		$5,302,276

2007 Audited EBITDA (Section 2.4 (c))
Net income		$5,302,276
Interest expense		343,637
Taxes		51,207
Depreciation and amortization		916,903
Transaction expenses as defined in Section 2.5(i)		73,375
2007 Audited EBITDA pursuant to Section 2.4 (c)		$6,687,398

Audited Redemption Price pursuant to Section 2.4(c)(i) of the Unit Purchase and Redemption Agreement

	Amount	Ratio	Weighting	Percent

2007 Audited Sales	$54,216,770	111.0999%	40%	44.4400%
Target Sales	$48,800,000

2007 Audited EBITDA	$6,687,398	115.3000%	60%	69.1800%
Target EBITDA	$5,800,000

Target Payout Percent				113.6200%
Target Payout				$21,000,000

Redemption Price and Payment Amount pursuant to Section 2.4 (c)				$23,860,190

See Accompanying Note to Statement.

ACQUITY GROUP, LLC AND SUBSIDIARY

NOTE TO AUDITED REDEMPTION STATEMENT

YEAR ENDED DECEMBER 31,2007

NOTE 1-BASIS OF PRESENTATION

In March 2008, Acquity Group, LLC and its Members entered into a Unit Purchase and Redemption Agreement (the “Agreement”) with 2020 Global Investments, LLC and 2020 GlobalGrowth Equities Limited whereby 2020 Global Investments, LLC purchased 910,100 newly issued Class A Units of Acquity Group, LLC for $49,000,000 and Acquity Group, LLC immediately redeemed 780,089 outstanding Class A Units from existing members at a targeted Redemption Price, as defined, of $42,000,000.

The target Redemption Price for the Class A Units is payable in three annual installments beginning in 2008 with target payouts of$21,000,000 in 2008, $12,600,000 in 2009 and $8,400,000 in 2010. The target Redemption Price payments are adjustable upward or downward pursuant to the Agreement based upon the ratio and weighting of Audited Sales to Target Sales and Audited EBITDA to Target EBITDA for the years ending December 31, 2007, 2008 and 2009. The maximum Redemption Price for the Class A Units redeemed is $49,000,000.

Schedule 3.5(b)

Payment Obligations Under Employee Equity Sharing Plan

(See attached.)

EESP Account Summary

Aimone, Greg

Initial Unit Value	Total	Available Phantom Units	Phantom Units Value
Current Unit Value
Units Granted	2,500	659.12
Units Redeemed	0
Value of Unit Redeemed	$—
Value of Unit Grant (Not Redeemed)	$32,600		$35,487
Vest Date

EESP Account Summary

Bailey, Tony

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	749	246.69
Units Redeemed	0
Value of Unit Redeemed	$—
Value of Unit Grant (Not Redeemed)	$12,201		$13,282
Vest Date

EESP Account Summary

Balleisen, Gray

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	2,500	659.12
Units Redeemed	0
Value of Unit Redeemed	$—
Value of Unit Grant (Not Redeemed)	$32,600		$35,487
Vest Date

EESP Account Summary

Borg-Breen, Jon

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	11,811	1,705.34
Units Redeemed	5,961
Value of Unit Redeemed	$17,672
Value of Unit Grant (Not Redeemed)	$83,346		$91,816
Vest Date

EESP Account Summary

Crosby, Tammy

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	1,700	531.60
Units Redeemed	0
Value of Unit Redeemed	$—
Value of Unit Grant (Not Redeemed)	$26,293		$28,621
Vest Date

EESP Account Summary

Dettling, Jay

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	6,001	1,748.25
Units Redeemed	0
Value of Unit Redeemed	$—
Value of Unit Grant (Not Redeemed)	$86,469		$94,126
Vest Date

EESP Account Summary

Dizonno, Mike

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	2,222	695.09
Units Redeemed	0
Value of Unit Redeemed	$—
Value of Unit Grant (Not Redeemed)	$34,379		$37,424
Vest Date

EESP Account Summary

Doohan, Kevin

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	3,345	937.43
Units Redeemed	0
Value of Unit Redeemed	$—
Value of Unit Grant (Not Redeemed)	$46,365		$50,471
Vest Date

EESP Account Summary

Gallego, Davin

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	2,288	712.78
Units Redeemed	0
Value of Unit Redeemed	$—
Value of Unit Grant (Not Redeemed)	$35,254		$38,376
Vest Date

EESP Account Summary

Gillam, Sharon

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	3,375	589.24
Units Redeemed	1,500
Value of Unit Redeemed	$9,300
Value of Unit Grant (Not Redeemed)	$29,144		$31,725
Vest Date

EESP Account Summary

Hauca, Chris

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	10,594	1,650.46
Units Redeemed	4,925
Value of Unit Redeemed	$30,535
Value of Unit Grant (Not Redeemed)	$81,632		$88,861
Vest Date

EESP Account Summary

Holley, Kyle

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	350	0.00
Units Redeemed	350
Value of Unit Redeemed	$2,216
Value of Unit Grant (Not Redeemed)	$—		$—
Vest Date

EESP Account Summary

Jackson, Karen

		Available
Initial Unit Value	Total	Phantom Units	Phantom Units Value
Current Unit Value
Units Granted	4,847	1,398.66
Units Redeemed	0
Value of Unit Redeemed	$—
Value of Unit Grant (Not Redeemed)	$69,178		$75,304
Vest Date

EESP Account Summary

Lemanis, Peter

		Available
Initial Unit Value	Total	Phantom Units	Phantom Units Value
Current Unit Value
Units Granted	350	0.00
Units Redeemed	350
Value of Unit Redeemed	$2,216
Value of Unit Grant (Not Redeemed)	$—		$—
Vest Date

EESP Account Summary

McMahon, Paul

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	2,096	474.91
Units Redeemed	600
Value of Unit Redeemed	$2,958
Value of Unit Grant (Not Redeemed)	$23,489		$25,569
Vest Date

EESP Account Summary

Mellick, Corey

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	7,500	1,977.36
Units Redeemed	0
Value of Unit Redeemed	$—
Value of Unit Grant (Not Redeemed)	$97,800		$106,461
Vest Date

EESP Account Summary

Naughten, Steve

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	3,624	0.00
Units Redeemed	3,624
Value of Unit Redeemed	$21,134
Value of Unit Grant (Not Redeemed)	$—		$—
Vest Date

EESP Account Summary

Neiweem, Dan

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	648	213.42
Units Redeemed	0
Value of Unit Redeemed	$—
Value of Unit Grant (Not Redeemed)	$10,556		$11,491
Vest Date

EESP Account Summary

Nichols, Douglas

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	6,334	1,075.88
Units Redeemed	2,895
Value of Unit Redeemed	$17,949
Value of Unit Grant (Not Redeemed)	$53,213		$57,925
Vest Date

EESP Account Summary

Partlow Bruce

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	2,500	659.12
Units Redeemed	0
Value of Unit Redeemed	$—
Value of Unit Grant (Not Redeemed)	$32,600		$35,487
Vest Date

EESP Account Summary

Rooney, Chris

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	6,394	1,057.11
Units Redeemed	2,572
Value of Unit Redeemed	$11,466
Value of Unit Grant (Not Redeemed)	$52,285		$56,915
Vest Date

EESP Account Summary

Schwartz, Todd

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	2,500	678.81
Units Redeemed	0
Value of Unit Redeemed	$—
Value of Unit Grant (Not Redeemed)	$33,475		$36,439
Vest Date

EESP Account Summary

Stenstorm, John

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	11,514	1,695.52
Units Redeemed	5,697
Value of Unit Redeemed	$35,321
Value of Unit Grant (Not Redeemed)	$83,861		$91,287
Vest Date

EESP Account Summary

Waller, Mitchell

		Available
		Phantom	Phantom Units
Initial Unit Value	Total	Units	Value
Current Unit Value
Units Granted	286	94.20
Units Redeemed	0
Value of Unit Redeemed	$—
Value of Unit Grant (Not Redeemed)	$4,659		$5,072
Vest Date

EESP Account Summary

Walsh, Chris

Initial Unit Value	Total	Available Phantom Units	Phantom Units Value
Current Unit Value
Units Granted	1,483	248.01
Units Redeemed	730
Value of Unit Redeemed	$3,599
Value of Unit Grant (Not Redeemed)	$12,266		$13,353
Vest Date

EESP Account Summary

Wydra, Brian

Initial Unit Value	Total	Available Phantom Units	Phantom Units Value
Current Unit Value
Units Granted	2,637	333.97
Units Redeemed	1,623
Value of Unit Redeemed	$8,001
Value of Unit Grant (Not Redeemed)	$16,518		$17,981
Vest Date

Schedule 13.1

Buyer’s Advisors

Foley & Lardner LLP

Exhibit A

Form of Third Amended and Restated Operating Agreement

(omitted in original)

Exhibit B

Form of Escrow Agreement

(omitted in original)

Exhibit C

Form of Unit Holders Agreement

(omitted in original)

Exhibit D

Form of Registration Rights Agreement

(omitted in original)

Exhibit E

Form of Management Agreement

(omitted in original)

Exhibit F

Form of Legal Opinion

(omitted in original)

Exhibit G

Form of Employment Agreement

ACQUITY GROUP, LLC

EMPLOYMENT AGREEMENT

AGREEMENT made as of [                 ], by and between [                 ] (the “Employee”) and Acquity Group, LLC, a Delaware limited liability company, with a principal place of business at 500 West Madison Street, Suite 2200, Chicago, IL 60661 (the “Company”).

WHEREAS, the Company believes it to be to its advantage to ensure that the Employee continues to render services to the Company as hereinafter provided.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

1.                                      Position and Responsibilities.  During the term of this Agreement, the Employee agrees to serve as [                 ].  The Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of, the Chief Executive Officer, and to the extent contemplated by the Operating Agreement (as defined below), the Board of Directors of the Company (the “Board”), and the Employee shall exercise such powers and comply with and perform, faithfully and to the best of his ability, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or requested of him by the Board, which directions and duties are commensurate with Employee’s position and title and the provisions of the Company’s Third Amended and Restated Operating Agreement, as amended from time to time (the “Operating Agreement”).  During the term of employment hereunder, the Employee agrees to devote his full business time and attention to the business of the Company.  The Employee shall not engage in any other business activity or serve on the board of directors in any enterprise, firm, corporation, trust or other business entity other than the Company without the prior written approval of the Board; provided, however, that, subject to the terms of the Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement (described in Section 5 below), nothing herein shall prevent (a) the Employee from serving on any civic, charitable, not-for-profit or similar board, (b) the Employee from continuing to serve on the board of any corporation or other for-profit enterprise on which Employee is serving as of the date hereof or from serving on the board of such an enterprise as may be approved by the Board after the date hereof, or (c) management by the Employee of his personal affairs and investments or ownership by the Employee of an equity interest in any business entity, provided such activities do not interfere significantly with the performance by Employee of his duties as contemplated by this Agreement.

2.                                      Compensation:  Salary, Bonuses, Equity Participation and Other Benefits.  During the term of the Employee’s employment (or as otherwise specifically stated herein), the Company shall pay the Employee the following compensation, including the following salary, bonus and other fringe benefits:

(A)                               Salary.  In consideration of the services to be rendered by the Employee to the Company, the Company will pay to the Employee a monthly salary at a rate of not less than $[          ] (the Employee’s “base rate”).  Following the end of each calendar year (or earlier in the discretion of the Board or its Compensation Committee), Employee’s base rate shall be subject to review and increase by the Board (or its Compensation Committee) and any increased amount shall become the “base rate.”  In considering such potential increases, the Board shall consider market competitive compensation levels, any changes to the size or scope of the Company’s business or Employee’s duties and responsibilities, the Company’s and Employee’s performance, and such other factors that the Board considers relevant.  Salary shall be payable in conformity with the Company’s customary practices for executive compensation as such practices shall be established or modified from time to time.  Salary payments shall be subject to all applicable federal and state withholding, payroll and other taxes.

(B)                               Employee Benefits; Fringe Benefits; Expenses.  The Employee shall be eligible to participate, subject to the terms and conditions thereof, in all benefit plans, incentive plans and programs, including bonus programs and equity incentive plans as may be in effect from time to time, and in such other plans and programs as the Board (or its Compensation Committee) may determine.  The Employee shall be entitled to vacation in accordance with Company practices.  The Employee shall be reimbursed by the Company, on terms and conditions that are substantially similar to those that apply to other similarly situated executives, for reasonable out-of-pocket expenses for entertainment, travel, meals, lodging and similar items which are consistent with the Company’s expense reimbursement policy as in effect from time to time.

(C)                               Performance Based Bonus.  The Employee shall be entitled to receive performance based annual incentive bonuses from the Company for each fiscal year ending during the Term in accordance with the Company’s annual bonus plan as established by the Board (or the Compensation Committee thereof) in its sole discretion.  In establishing the annual bonus plan, the Board (or the Compensation Committee thereof) shall consider past practices of the Company in setting “target” bonus opportunity and “target” performance goals, market competitive compensation levels, any changes to the size or scope of the Company’s business or Employee’s duties and responsibilities, the Company’s and Employee’s performance expectations, and such other factors that the Board considers relevant.

3.                                      Term.  The term of this Agreement shall commence on the date first above written and shall terminate on the earlier to occur of (i) the third anniversary of this Agreement, (ii) the death, physical incapacity or mental incompetence of the Employee, or (iii) the occurrence of any of the circumstances described in Section 4 hereof (the “Expiration Date”).  For the purposes of this Agreement, the Employee shall be deemed to have suffered physical incapacity or mental incompetence if the Employee is unable to perform his duties hereunder for any 180

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work days out of any 365-day period of if the Employee suffers physical incapacity and mental incompetence as such terms are defined under the Company’s standard disability insurance policy in effect from time to time for management employees of the Company.  After the third anniversary of the date hereof, such employment may be extended, subject to earlier termination, upon mutual agreement between the Company and Employee.

4.                                      Termination.  The Employee’s term of employment under this Agreement may be terminated pursuant to clause (iii) of the first sentence of Section 3 as follows:

(A)                               At the Employee’s Option:

(i)                                     Generally:  The Employee may terminate his employment, with or without cause, at any time upon at least thirty (30) days’ advance written notice to the Company.  In the event of termination at the Employee’s option, the Employee shall be entitled to no severance or other termination benefits after the expiration of the thirty-day period referred to above; provided that Employee shall be entitled to receive vested benefits or other post-employment payments in accordance with applicable employee benefit plans.

(ii)                                  For Changed Circumstances:  Subject to the Company’s right to terminate the Employee pursuant to Sections 4(B) and 4(C) below, the Employee may terminate his employment hereunder upon the occurrence of “Changed Circumstances,” as hereinafter defined, upon written notice to the Company.  For the purposes of this Section 4(A), “Changed Circumstances” shall mean a reduction in Employee’s base rate or other material failure to pay the compensation and benefits required under Section 2 without Employee’s consent, a breach of this Agreement by the Company or of the Operating Agreement by the Company or the 2020 Member (as defined in the Operating Agreement) which results in a material adverse change in the nature, scope or status of the Employee’s position, authorities or duties from those in effect in accordance with Section 1; or a material breach of the obligations to make payments or cause the Company to make payments that are due to Employee under Section 2.5 (Distribution Escrow) or Section 12.3 (Indemnification and Payment of Damages by Buyer and Buyer Parent) of the Unit Purchase Agreement (as defined in the Operating Agreement) by the Buyer (as defined in the Unit Purchase Agreement) or the 2020 Member; provided that the occurrence of any of the foregoing events shall constitute Changed Circumstances only if the Company, Buyer or 2020 Member, as applicable, fails to cure such event within 30 days (or such longer period for cure as may be applicable under the Unit Purchase Agreement) after receipt from the Employee of written notice of such occurrence.  In the event that the Employee terminates his employment pursuant to this Section 4(A)(ii), the Employee shall be entitled to severance payments from the Company as determined in accordance with Section 4(C) below.

(B)                               At the election of the Company for Cause.  The Company may, immediately and unilaterally, terminate the Employee’s employment hereunder “for cause” at any time during the term of this Agreement without any prior written notice to the Employee (except as otherwise specifically identified in clause (v) of this paragraph 4(B) below).  Termination of the Employee’s employment by the Company

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shall constitute a termination “for cause” under this Section 4(B) if such termination is for one or more of the following causes, as found by the Board by a resolution duly adopted by a majority of its members, excluding the Employee:

(i)                                     willful misconduct, gross negligence, dishonesty, or breach of fiduciary duty in connection with the performance of his duties under, or a material breach of the terms of this Agreement or the other agreements executed in connection herewith;

(ii)                                  the commission by the Employee of an act of fraud, theft or embezzlement, or deliberate disregard of the rules or policies of the Company or the commission by the Employee of any other action with the intent to injure materially the Company;

(iii)                               acts of moral turpitude by the Employee which materially adversely affect the business or reputation of the Company or the Employee’s ability to perform his duties hereunder and represent the Company;

(iv)                              the conviction of or plea of nolo contendere by the Employee to a felony (other than a traffic offense); or

(v)                                 a material breach of the obligations of Employee to make payments under Section 2.5 (Distribution Escrow) or Section 12.2 (Indemnification and Payment of Damages by Members) of the Unit Purchase Agreement that are due to the Company, the Buyer, or the 2020 Member or their assignees; provided that the occurrence of such material breach shall constitute cause only if Employee fails to cure such event within 30 days (or such longer period for cure as may be applicable under the Unit Purchase Agreement) after receipt from the Company, the Buyer, or the 2020 Member or their assignees of written notice of such occurrence.

In the event of a termination “for cause” pursuant to the provisions of clauses (i) through (v) above, inclusive, the Employee shall be entitled to no severance or other termination benefits except as required by law.

(C)                               At the Election of the Company for Reasons Other than for Cause.  The Company may immediately and unilaterally, terminate the Employee’s employment hereunder at any time during the term of this Agreement without cause by giving at least thirty (30) days’ advance written notice to the Employee of the Company’s election to terminate.  In the event the Company exercises its right to terminate the Employee under this Section 4(C), and subject to compliance with the Employee of the provisions of the Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement, the Company agrees to pay the Employee a severance or termination payment equal to (i) the greater of the number of months (not greater than twelve (12)) remaining in the term as of immediately prior to the termination of employment, or six (6) months (the “Cash Portion of Severance”) multiplied by the Employee’s then current base rate (excluding any reduction thereof in violation of this Agreement), (ii) if any specific bonus arrangement is then in effect, the portion of any such bonus then earned by (but unpaid

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to) the Employee for the fiscal year in which termination occurs as determined in good faith by the Board, and (iii) medical and other health insurance benefits for the Severance Payment Period (as defined below) as provided for in Section 2(B) hereof.  The Cash Portion of Severance shall be payable over the number of months determined under clause (i) above (the “Severance Payment Period”) in conformity with the Company’s customary practices for executive compensation, the performance bonus shall be paid at the time and in the manner that performance bonuses are paid to the similarly situated executives, and the medical and other health insurance benefits shall be payable on a monthly basis during the Severance Payment Period.  All such severance benefits shall be subject to all applicable federal and state withholding, payroll and other taxes.  Except as expressly set forth in this Section 4(C), the Company shall not have any further obligations to the Employee under this Employment Agreement in the event of Employee’s termination under this Section 4(C), except such further obligations as may be imposed by law.

(D)                               Benefits if Agreement Terminated Due to Disability.  In the event the employment terminates pursuant to clause (ii) of the first sentence of Section 3 due to the physical incapacity or mental incompetence of the Employee, the Company shall pay the Employee an amount equal to (i) six months salary at the then current base rate, less (ii) any amounts recovered by the Employee under any health and disability insurance programs available through the Company.  The provisions of this Section 4(D) shall survive the termination of this Agreement by reason of the physical incapacity or mental incompetence of the Employee.

5.                                      Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement.  Simultaneously with the execution of this Agreement, and as a condition to the execution of this Agreement by the Company, the Employee agrees to sign the Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement in the form attached hereto as Exhibit A.

6.                                      Consent and Waiver by Third Parties.  The Employee hereby represents and warrants that he has obtained all waivers and/or consents from third parties which are necessary to enable him to enjoy employment with the Company on the terms and conditions set forth herein and to execute and perform this Agreement without being in conflict with any other agreement, obligation or understanding with any such third party.  The Employee represents that he is not bound by any agreement or any other existing or previous business relationship which conflicts with, or may conflict with, the performance of his obligations hereunder or prevent the full performance of his duties and obligations hereunder.

7.                                      Governing Law.  This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the state of Illinois and this Agreement shall be deemed to be performable in Illinois.

8.                                      Severability.  In case any one or more of the provisions contained in this Agreement or the other agreements executed in connection with the transactions contemplated hereby for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or

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such other agreements, but this Agreement or such other agreements, as the case may be, shall be construed and reformed to the maximum extent permitted by law.

9.                                      Waivers and Modifications.  This Agreement may be modified, and the rights, remedies and obligations contained in any provision hereof may be waived, only in accordance with this Section 9.  No waiver by either party of any breach by the other or any provision hereof shall be deemed to be a waiver of any later or other breach thereof or as a waiver of any other provision of this Agreement.  This Agreement sets forth all of the terms of the understandings between the parties with reference to the subject matter set forth herein and may not be waived, changed, discharged or terminated orally or by any course of dealing between the parties, but only by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.  No modification or waiver by the Company shall be effective without the consent of at least a majority of the members of the Board (excluding the Employee) then in office at the time of such modification or waiver.

10.                               Assignment.  The Employee acknowledges that the services to be rendered by him hereunder are unique and personal in nature.  Accordingly, the Employee may not assign any of his rights or delegate any of his duties or obligations under this Agreement.  The rights and obligations of the Company under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

11.                               Acknowledgments.  The Employee hereby acknowledges and recognizes that the enforcement of any of the provisions in this Agreement and the Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement may potentially interfere with the Employee’s ability to pursue a proper livelihood.  The Employee represents that he is knowledgeable about the business of the Company and further represents that he is capable of pursuing a career in other industries to earn a proper livelihood.  The Employee recognizes and agrees that the enforcement of the Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement is necessary to ensure the preservation, protection and continuity of the business, trade secrets and goodwill of the Company.  The Employee agrees that, due to the proprietary nature of the Company’s business, the restrictions set forth in the Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement are reasonable as to time and scope.  The foregoing shall not prohibit the Employee from employment with any company by which the Employee has been employed in the past so long as his activities with any such company do not otherwise constitute a breach of the Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement.

12.                               Entire Agreement.  This Agreement constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes and cancels all agreements, written or oral, made prior to the date hereof between the Employee and the Company relating to employment, salary, bonus, or other compensation of any description, equity participation, pension, post-retirement benefits, severance or other remuneration.  The Employee specifically waives any claim to any accrued salary or deferred compensation from the date of Employee’s employment with the Company to the date hereof, other than the Employee’s right to received his normal compensation for the current pay period.  Notwithstanding the foregoing, nothing in this Agreement shall supercede or otherwise affect rights and obligations of the Company or Employee under the Operating Agreement, Unit Purchase Agreement, or the Unit Holders’ Agreement.

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13.                               Notices.  All notices hereunder shall be in writing and shall be delivered in person or mailed by certified or registered mail, return receipt requested, addressed as follows:

If to the Company, to:

Chairman of the Board of Managers

Acquity Group, LLC

500 West Madison Street

Suite 2200

Chicago, IL 60661

If to the Employee, at the Employee’s address set forth on the signature page hereto.

14.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

15.                               Section Headings.  The descriptive section headings herein have been inserted for convenience only and shall not be deemed to define, limit, or otherwise affect the construction of any provision hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written as an instrument under seal.

ACQUITY GROUP, LLC	EMPLOYEE:

Print Name

By:
Signature
Title:

Street Address

City State Zip Code

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Schedule I

Key Man Life Insurance Policy

Insured Name:

Owner:                       Acquity Group LLC

Issue Date:

Policy Date:

Policy Number:

Maximum Annual Premium Amount:

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EXHIBIT A

ACQUITY GROUP, LLC

NONDISCLOSURE, CONFIDENTIALITY, ASSIGNMENT AND NONCOMPETITION AGREEMENT

THIS NONDISCLOSURE CONFIDENTIALITY AND ASSIGNMENT AGREEMENT (this “Agreement”) is made as of [         ] by and between Acquity Group, LLC, an Illinois corporation with a principal place of business at 500 West Madison Street, Suite 2200, Chicago, IL 60661 (collectively with any predecessors, successors, and assignees, the “Company”), and the undersigned employee (“I” or “me”).

In consideration of my employment or continued employment by the Company and in keeping with Section 5 of my Employment Agreement with the Company which references this Agreement, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby agree as follows:

1.             DEFINITIONS.

(A)          “Affiliate” means any direct or indirect subsidiary of the Company.

(B)          “Confidential Information” means any and all confidential and/or proprietary knowledge, data or information concerning the business, business relationships and financial affairs of the Company or its Affiliates whether or not in writing and whether or not labeled or identified as confidential or proprietary. By way of illustration, but not limitation, Confidential Information includes: (a) Inventions and (b) research and development activities of the Company or its Affiliates, services and marketing plans, business plans, budgets and unpublished financial statements, licenses, prices and costs, customer and supplier information and information disclosed to the Company or its Affiliates or to me by third parties of a proprietary or confidential nature or under an obligation of confidence. Confidential Information is contained in various media, including without limitation, patent applications, computer programs in object and/or source code, flow charts and other program documentation, manuals, plans, drawings, designs, technical specifications, laboratory notebooks, supplier and customer lists, internal financial data and other documents and records of the Company or its Affiliates.

(C)          “Inventions” means all ideas, concepts, discoveries, inventions, developments, improvements, formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, clinical data, original works of authorship, software programs, software and systems documentation, trade secrets, technical data, or licenses to use (whether or not patentable or registrable under copyright or similar statutes), that are or were made, conceived, devised, invented, developed or reduced to practice or tangible medium by me, either alone or jointly with others (a) during any period that I am employed or engaged by the Company, whether or not during normal working hours or on the premises of the Company, which relate, directly or indirectly, to the business of the Company or its Affiliates or (b) which arise out of, or are incidental to, my employment or engagement by with the Company.

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(D)          “Prior Inventions” means any inventions made, conceived, devised, invented, developed or first reduced to practice by me, under my direction or jointly with others prior to the date of this Agreement and which do not constitute Inventions within the meaning of Section 1.4 above.

(E)           “Third Party Information” means any confidential or proprietary information received by the Company or its Affiliates from third parties.

2.             CONFIDENTIALITY.

(A)          Recognition of the Company’s Rights. I understand that the Company continually obtains and develops valuable Confidential Information which may or has become known to me in connection with my employment or any prior engagement by the Company. I acknowledge that all Confidential Information is and shall remain the exclusive property of the Company or the third party providing such Confidential Information to myself, the Company, or the Company’s Affiliates.

(B)          Nondisclosure of Confidential Information. I agree that during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon, publish or otherwise make available to any third party (other than personnel of the Company or its Affiliates who need to know such information in connection with their work for the Company), any Confidential Information of the Company, except as such disclosure, use or publication may be required in connection with my work for the Company, or as expressly authorized in writing by an executive officer of the Company. I agree that I shall use such Confidential Information only in the performance of my duties for the Company and in accordance with any Company policies with respect to the protection of Confidential Information. I agree not to use such Confidential Information for my own benefit or for the benefit of any other person or business entity.

(C)          Third Party Information. In addition, I understand that the Company has received and in the future will receive Third Party Information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment with the Company and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company or its Affiliates who need to know such information in connection with their work for the Company) or use any Third Party Information, except as such disclosure or use may be required in connection with my work for the Company, or as expressly authorized in writing by an officer of the Company.

(D)          Exceptions. My obligations under Sections 2.2 and 2.3 hereof shall not apply to the extent that certain Confidential Information: (a) is or becomes generally known within the Company’s industry through no fault of mine; (b) was known to me at the time it was disclosed as evidenced by my written records at the time of disclosure; (c) is lawfully and in good faith made available to me by a third party who did not derive it from the Company or the Company’s Affiliates and who imposes no obligation of confidence to me, the Company, or the Company’s Affiliates; or (d) is required to be disclosed by a governmental authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material and reasonable advance notice is given to the Company.

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(E)           Protection and Return of Confidential Information. I agree to exercise all reasonable precautions to protect the integrity and confidentiality of Confidential Information in my possession and not to remove any materials containing Confidential Information from the premises of the Company, except to the extent necessary to my employment or unless expressly authorized in writing by an executive officer of the Company. Upon the termination of my employment, or at any time upon the Company’s request, I shall return immediately to the Company any and all notes, memoranda, specifications, devices, formulas and documents, together with copies thereof, and any other material containing or disclosing any Confidential Information of the Company or Third Party Information then in my possession or under my control.

3.             ASSIGNMENT OF INVENTIONS.

(A)          Ownership of Inventions. I acknowledge that all Inventions already existing at the date of this Agreement or which arise after the date of this Agreement, belong to and are the absolute property of the Company and will not be used by me for any purpose other than carrying out my duties as an employee of the Company.

(B)          Assignment of Inventions; Enforcement of Rights. Subject to Section 3.1, I hereby assign and agree to assign in the future to the Company all of my right, title and interest to any and all Inventions and any and all related patent rights, copyrights and applications and registrations therefor. I also agree to assign all my right, title and interest in and to any particular Inventions to a third party as directed by the Company. During and after my employment with the Company, I shall cooperate with the Company, at the Company’s expense, in obtaining proprietary protection for the Inventions and I shall execute all documents which the Company shall reasonably request in order to perfect the Company’s rights in the Inventions. I hereby appoint the Company my attorney to execute and deliver any such documents on my behalf in the event I should fail or refuse to do so within a reasonable period following the Company’s request. I understand that, to the extent this Agreement shall be construed in accordance with the laws of any country or state which limits the assignability to the Company of certain employee inventions, this Agreement shall be interpreted not to apply to any such invention which a court rules or the Company agrees is subject to such limitation.

(C)          Works for Hire. I acknowledge that all original works of authorship made by me (solely or jointly with others) within the scope of my employment or any prior engagement by the Company, which are protectible by copyright are intended to be “works made for hire”, as that term is defined in Section 101 of the United States Copyright Act of 1976 (the “Act”), and shall be the property of the Company and the Company shall be the sole author within the meaning of the Act. If the copyright to any such copyrightable work shall not be the property of the Company by operation of law, I will, without further consideration, assign to the Company all of my right, title and interest in such copyrightable work and will cooperate with the Company and its designees, at the Company’s expense, to secure, maintain and defend for the Company’s benefit copyrights and any extensions and renewals thereof on any and all such work. I hereby waive all claims to moral rights in any Inventions.

(D)          Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Inventions made by me during the period of my employment or any prior

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engagement by the Company, which records shall be available to and remain the sole property of the Company at all times.

(E)           Obligation to Keep Company Informed. During the period of my employment, and for six (6) months after termination of my employment with the Company, I agree to promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment.

(F)           Prior Inventions. I further represent that the attached Schedule A contains a complete list of all Prior Inventions. Such Prior Inventions are considered to be my property or the property of third parties and are not assigned to the Company hereunder. If there is no such Schedule A attached hereto, I represent that there are no such Prior Inventions. If I am claiming any Prior Inventions on Schedule A, I agree that, if in the course of my employment or any prior engagement by the Company, I incorporate any Prior Invention into a Company product, process or machine, the Company shall automatically be granted and shall have a non-exclusive, royalty-free, irrevocable, transferable, perpetual, world-wide license (with rights to sublicense) to make, have made, modify, use and sell such Prior Invention as part of, or in connection with, such product, process or machine. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company’s prior written consent.

4.             OTHER AGREEMENTS.

(A)          No Conflicting Obligations. I hereby represent to the Company that, except as identified on Schedule B, I am not bound by any agreement or any other previous or existing business relationship which conflicts with or prevents the full performance of my duties and obligations to the Company (including my duties and obligations under this or any other agreement with the Company) during my employment. I agree I will not enter into, any agreement either written or oral that conflicts with this Agreement.

(B)          No Improper Use of Information of Prior Employers or Others. ,I understand that the Company does not desire to acquire from me any trade secrets, know-how or confidential business information I may have acquired from others. Therefore, I agree during my employment with the Company, I will not improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer, or any other person or entity with whom I have an agreement or to whom I owe a duty to keep such information in confidence. Those persons or entities with whom I have such agreements or to whom I owe such a duty are identified on Schedule B.

5.             NON-COMPETITION. I agree that while I am employed by the Company and for a period of twenty-four (24) months after termination or cessation of such employment for any reason, I shall not, without the Company’s prior written consent, directly or indirectly, as a principal, employee, consultant, partner, or stockholder of, or in any other capacity with, any business enterprise (other than in my capacity as a holder of not more than 1 % of the combined voting power of the outstanding stock of a publicly held company) (a) engage in direct or indirect competition with the Company or its Affiliates, (b) conduct a business of the type or character engaged in by the Company or its Affiliates at the time of termination or cessation of my employment that

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offers similar goods and/or services as the Company or its Affiliates, or (c) develop products or services competitive with those of the Company or its Affiliates.

6.             GENERAL NON-SOLICITATION. I agree that during my employment with the Company and for a period of twenty-four (24) months after the termination or cessation of such employment for any reason, I shall not solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company or its Affiliates which were contacted, solicited or served by me while employed by the Company or any Affiliate. For the purposes of this Agreement, “clients, customers or accounts” shall include any persons for which the Company or an Affiliate has provided services during the twenty-four month period immediately preceding the date on which the determination of “client, customer or account” status is being determined, if such determination is being made during my employment or the twenty-four month period ending on my last day of employment if the determination is being made after my last pay of employment. This twenty-four-month look-back period is referred to as the “24-month reference period”. For the purposes of this Agreement, prospective clients, customers or accounts shall include any persons which the Company or an Affiliate has specifically identified as potential clients, customers or accounts in any of its business plans, account lists, or proposals, adopted or otherwise utilized during the 24-month reference period, which business plans, account lists and proposals shall have been made available to me.

7.             NON-SOLICITATION OF EMPLOYEES AND CONSULTANTS. I agree that during my employment and for a period of twenty-four (24) months after the termination or cessation of my employment for any reason, I shall not directly or indirectly hire, recruit, or solicit any employee, independent contractor or consultant of the Company or its Affiliates, or induce or attempt to induce any employee independent contractor or consultant of the Company or its Affiliates to discontinue his or her relationship with the Company or its Affiliates.

8.             NOTICE OF SUBSEQUENT EMPLOYMENT OR ENGAGEMENT. I shall, for a period of twenty-four (24) months after the termination or cessation of my employment with the Company, notify the Company of any change of address, and of any subsequent employment or engagement (stating the name and address of the employer and the nature of the position) or any other business activity which employment, engagement or business activity is of the type or character engaged in by the Company or its Affiliates at the time of termination or cessation of my employment.

9.             GENERAL.

(A)          Assignment; Successors and Assigns. This Agreement may not :be assigned by either party except that the Company may assign this Agreement to any Affiliate or in connection with the merger, consolidation or sale of all or substantially all of its business or assets. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and other legal representatives and, to the extent that any assignment hereof is permitted hereunder, their assignees.

(B)          Entire Agreement. The obligations pursuant to Sections 2 and 3 of this Agreement shall apply to any time during which I was previously employed or engaged, or am in the future employed or engaged by the Company or any Affiliate if no other agreement

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governs nondisclosure and assignment of inventions during such period. This Agreement supersedes all prior agreements, written or oral, with respect to the subject matter of this Agreement.

(C)          Severability. In the event that any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and all other provisions shall remain in full force and effect. If any of the provisions of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law. I agree that should I violate any obligation imposed on me in this Agreement, I shall continue to be bound by the obligation until a period equal to the term of such obligation without violation of such obligation.

(D)          Amendments and Waivers. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any occasion if effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(E)           Employment. I understand that this Agreement does not constitute a contract of employment or create an obligation on the part of the Company to continue my employment with the Company. I understand that my obligations under this Agreement shall not be affected by any change in my position, title or function with, or compensation, by the Company. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(F)           Legal and Equitable Remedies. I acknowledge that (a) the business of the Company and its Affiliates is global in scope and its services may be marketed and sold throughout the world; (b) the Company and its Affiliates compete with other businesses that are or could be located in any part of the world; (c) the Company has required that I make the covenants contained in this Agreement as a condition to my employment; and (d) the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and its Affiliates and are reasonable for such purpose. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and its Affiliates and that in the event of such breach, the Company shall be entitled, in addition to monetary damages and to any other remedies available to the Company under this Agreement and at law, to equitable relief, including injunctive relief, and to payment by myself of all costs  incurred by the Company in enforcing of the provisions of this Agreement, including reasonable attorneys’ fees. I agree that should I violate any obligation imposed on me in this Agreement, I shall continue to be bound by the obligation until a period equal to the term of such obligation has expired without violation of such obligation.

(G)          Governing Law. This Agreement shall be construed as a sealed instrument and shall in all events and for all purposes be governed by, and construed in accordance with, the laws of the State of Illinois without regard to any choice of law principle that would dictate the application of the laws of another jurisdiction. Any action, suit or other legal proceeding which I may commence to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the State of Illinois (or, if appropriate, a federal court located within the State of Illinois), and I hereby consent to

7

the jurisdiction of such court with respect to any action, suit or proceeding commenced in such court by the Company.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have executed this Nondisclosure, Confidentiality, Assignment and Noncompetition Agreement as of the date first above written as an instrument under seal.

ACQUITY GROUP, LLC	EMPLOYEE

Print Name

By:
Signature
Title:

Street Address

	City	State	Zip Code

Exhibit H

Form of Employee Confidentiality and Non-Competition Agreement

EMPLOYEE CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

In consideration of being employed by Acquity Group, LLC., the undersigned (“Employee”) hereby agrees as follows:

1.                                       COMPETITIVE ACTIVITIES

(a)           No Competitive Activities During Employment.  Employee realizes that, as an employee, Employee has certain fiduciary and other obligations to Acquity Group, LLC. and its affiliated entities (including, but not limited to Acquity Group, Inc., Acquity Holding, LLC, and Symplexeon, LLC) (collectively, the “Company”).  Accordingly, for so long as Employee is employed or otherwise retained or compensated in any way by the Company, Employee shall not, directly or indirectly, render services to, assist, participate in the affairs of, or otherwise be connected with any person or entity (other than the Company) which is engaged in, or is planning to engage in, any business that is in any respect competitive with the business of the Company, in any capacity (whether as an employee, investor, officer, director, partner, member, manager, shareholder, lender, consultant or otherwise), including but not limited to any capacity that would:

(i)            utilize Employee’s services with respect to such business or with respect to the sales or offering of products or services similar to those which the Company provides, offers or plans to provide or offer, irrespective of where Employee renders such services; or

(ii)           reasonably be expected to utilize in any way any Confidential Information (as defined in Section 2) acquired by Employee during the course of his/her employment with the Company (whether acquired preceding, on or following the date hereof).

(b)           No Competitive Activities Post-Employment with Company Competitor.  Employee will not for one year after termination of his/her employment, in any form or manner, directly or indirectly, on his/her own behalf or in combination with others, become interested in (as an individual, partner, stockholder, director, officer, principal, agent, independent contractor, employee, trustee, lender of money, or in any other relation or capacity whatsoever), or solicit or attempt to solicit or provide services similar to the Company for, any of the Company’s existing clients at the time of the termination of my employment with Company, past clients with whom the Company worked with during his/her employment with Company, or potential clients with whom the Company had begun discussions prior to the termination of his/her employment with Company.

(c)           Exception.  Nothing contained in this Section 1 shall prohibit or prevent Employee from owning securities in companies listed on a national securities exchange or traded on a national over-the-counter market, in an amount which does not exceed 5% of the outstanding securities of any such companies.

2.                                       PROTECTION OF CONFIDENTIAL INFORMATION

(a)           Confidential Information.  For purposes of this Agreement, “Confidential Information” means all information that is not generally known and gives the Company a competitive advantage over others who do not know or use it, which Employee obtains from the Company, or learns, discovers, develops, conceives, or creates while employed or otherwise retained by the Company, and which relates to the business or assets of the Company.  The term “Confidential Information” includes, but is not limited to, inventions, ideas, computer programs, protocols, designs, processes, techniques, research and development information; identities of clients and referral sources; financial data and information; business plans, strategies and processes; pricing and contract terms; client and referral source preferences and requirements; and any other information of the Company that the Company shares with Employee or that Employee should know, by virtue of Employee’s position or the circumstances under which Employee learned it, should be kept confidential.  Confidential Information also includes information obtained by the Company in confidence from its clients, referral sources, partners, vendors and other third parties.

(b)           No Disclosure.  Employee acknowledges that the Company has a compelling business interest in preventing unfair competition stemming from the use or disclosure of its Confidential Information.  Employee therefore agrees that Employee will not disclose to others in any manner, use for Employee’s own benefit or for the benefit of anyone other than the Company, any Confidential Information, and Employee shall take all reasonable measures, in accordance with policies established by the Company, to protect Confidential Information from any accidental, unauthorized, or inappropriate use or disclosure.  Employee’s obligations under this Section 2 shall continue for so long as Employee is employed or otherwise retained or compensated by the Company, and shall continue thereafter for two (2) years, and in addition, with respect to Confidential Information constituting a trade secret within the meaning of the Uniform Trade Secrets Act, for so long as such Confidential Information remains a trade secret.

(c)           The Company’s Ownership of Confidential Information and Intellectual Property.  Employee further agrees that all files, records, documents, data, specification, equipment, software, hardware and similar items, whether maintained in hard copy or on line relating, to the Company’s business, whether prepared by Employee or others, and whether constituting Confidential Information or Intellectual Property (as defined below), are and shall remain exclusively the property of the Company, and that they shall not be removed from the premises or, if kept on-line, from the computer systems of the Company, without the express prior written consent of President of the Company.

3.             NO SOLICITATION OF EMPLOYEES.  Employee recognizes that the Company’s employees are unique and valuable resources of the Company who have knowledge of and access to Confidential Information and trade secrets of the Company, and who have been trained by the Company, and that the Employee’s employment requires Employee to have access to and interaction with the Company’s other employees.  Employee further acknowledges that other employees of the Company have certain legal obligations, arising in contract and otherwise, to the Company which include the obligations not to unfairly compete with the Company and not to disclose or use for the benefit of others any Confidential Information or trade secrets of the Company.  Accordingly, Employee agrees that for so long as Employee remains employed or otherwise retained or compensated by the Company and for a period of two (2) years thereafter, Employee shall not, directly or indirectly, recruit or solicit any employee, or group of employees, of the Company to terminate employment with the Company, or to become employed by or contract with Employee or any other person or entity.  Employee will further not interfere in the relationship between the Company and any such employees.

4.             NO SOLICITATION OF CLIENTS OR REFERRAL SOURCES.  Employee acknowledges that in the course of being employed or otherwise retained or compensated by the Company, Employee will have access to Confidential Information regarding the identity, preferences and requirements of the Company’s clients and referral sources.  Employee further acknowledges that Employee is prohibited from unfairly competing with the Company by using or disclosing to or for the benefit of others any such information of the Company.  Accordingly, Employee agrees that for so long as Employee remains employed or otherwise retained or compensated by the Company and for a period of two (2) years thereafter, Employee shall not, directly or indirectly, induce or solicit any client or referral source of the Company to terminate such client’s or referral source’s relationship or arrangement with the Company, nor will Employee solicit, market to or recruit any client or referral source of the Company on behalf of Employee or any other person or entity that competes with, or that provides services or products similar to those provided by, the Company.

5.             ASSIGNMENT OF INTELLECTUAL PROPERTY

(a)           Original Development.  All work that Employee performs for or on behalf of the Company and its clients or referral sources, and all work product that Employee develops or produces, including but not limited to software, documentation, memoranda, ideas, designs, inventions, and processes (“Intellectual Property”), will not, to the knowledge of Employee, infringe or violate any patent, copyright, trade secret, or other property right of any other third party.

(b)           Disclosure.  Employee will promptly disclose to the Company all Intellectual Property that is developed within the scope of Employee’s employment with or other retention by the Company or that relates directly to, or involves the use of, any Confidential Information, including but not limited to all software, all concepts, ideas, and designs, and all documentation, manuals, policies, protocols, and other documents or writings.  Employee understands that prompt disclosure is necessary to allow the Company to secure any patent, copyright or trademark protection that may be available to the Company.

(c)           Assignment.  Employee hereby assigns to the Company all of Employee’s right, title and interest (including but not limited to all patent, trademark, copyright and trade secret rights) in and to all Intellectual Property prepared, made or conceived in whole or in part by Employee within the scope of Employee’s employment with or retention by the Company or that relate directly to, or involve the use of, Confidential Information.  Employee agrees to execute all documents reasonably requested by the Company to further evidence the foregoing assignment and to provide all reasonable assistance to the Company in perfecting or protecting any or all of the Company’s rights in the Intellectual Property.

(i)            Prior Intellectual Property Not Assigned.  The above assignment does not apply to an invention for which no equipment, supplies, facility or trade secret of the Company were used and which were developed entirely on Employee’s own time (“Prior Intellectual Property”), unless (a) the invention relates (i) to the business of the Company, or (ii) the

Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for the Company.  Employee agrees, however, that the Company has the right to any improvements made upon the Prior Intellectual Property during and subsequent to his/her employment if said improvements (i) relate at the time of conception or reduction to practice to the Company’s business, or actual or demonstrably anticipated research or development of the Company, or (ii) result from any work performed by Employee for the Company.

(ii)           Disclosure of Prior Intellectual Property.  Employee represents that Employee has indicated on the signature page of this Agreement all inventions, expressions of ideas, or other Intellectual Property possibly related to the Company’s business and created prior to Employee’s employment by the Company in which Employee has any right, title or interest that Employee does not assign to the Company.  If Employee does not have any such inventions, expressions of ideas or work product to indicate, Employee will write “none” on the signature page.

(d)           Scope of Rights.  The Company’s rights hereunder shall not be limited to this country but shall extend to any country in the world and shall attach to all Intellectual Property and Confidential Information notwithstanding that it is perfected, improved, reduced to specific form or used after Employee has left the Company’s employment.

6.             RETURN OF CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY.  Upon termination of Employee’s employment with the Company for any reason, or at any time upon request of the Company, Employee agrees to promptly deliver to the Company all materials of any nature that are in Employee’s possession or control and that constitute or contain Confidential Information or Intellectual Property, or that are otherwise the property of the Company or of any client, referral source, partner or vendor, including, but not limited to, writings, designs, documents, records, data, memoranda, tapes and disks containing software, computer source code listings, routines, file layouts, record layouts, system design information, models, manuals, documentation, and notes.

7.             INTENT; SEPARATE COVENANTS.  Employee agrees that the covenants contained in this Agreement are reasonable in light of the nature of the Company’s business and Employee’s role in the business of the Company.  The covenants contained in this Agreement shall be construed as a series of separate and severable covenants.  If any covenant contained in this Agreement is determined, by any court of competent jurisdiction, to be unenforceable or unreasonable, Employee agrees that such covenants may and shall be modified by such court, but only to the extent necessary to eliminate those restrictions determined to be unenforceable or unreasonable.  Nothing contained in this Section or elsewhere in this Agreement is intended to or shall modify or reduce in any way Employee’s obligations to comply, while employed or thereafter, with applicable laws relating to trade secrets, Confidential Information, or unfair competition.

8.             REMEDIES.  Employee acknowledges and agrees that Employee’s breach of any provision of Section 1, 2, 3, 4, 5 or 6 of this Agreement is likely to cause irrevocable harm to the Company, for which there may be an inadequate remedy at law and which the ascertainment of damages would be difficult.  Accordingly, in the event of a breach by Employee of any term of this Agreement, the Company shall be entitled, in addition to and without having to prove the inadequacy of other remedies at law (including, without limitation, damages for prior breaches hereof), to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

9.             MISCELLANEOUS.

(a)           Binding on Successors; Modification.  The provisions of this Agreement shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the parties.  This Agreement supersedes all earlier agreements between the Company and Employee which deal with the subject matter of this Agreement, if any, and may not be modified in whole or in part except by a statement in writing signed by Employee and an officer of the Company.

(b)           Choice of Law; Forum Selection.  This Agreement and the enforcement hereof shall be governed and controlled in all respects by the laws of the State of Illinois.  Any claim or dispute arising under this Agreement shall be adjudicated by a court of competent jurisdiction in the State of Illinois.

10.           ACKNOWLEDGEMENT

By signing this Agreement:

(a)           Employee understand that Employee has a legal commitment to abide by the above obligations;

(b)           Employee certifies that Employee has read and understand this Agreement;

(c)           Employee recognizes that any violation of this Agreement may be cause for disciplinary action, including, but not limited to, termination of employment and legal action;

(d)           Employee acknowledges that this Agreement is not a representation or agreement as to continued or guaranteed employment or any minimum or specified term or length of employment.  Employee’s employment with the Company is terminable at-will.

DATED:

Signature:
Printed Name:

Prior Intellectual Property

EMPLOYEE CONFIDENTIALITY AGREEMENT

In consideration of being employed by Acquity Group, Inc., the undersigned (“Employee”) hereby agrees as follows:

1.                                       COMPETITIVE ACTIVITIES

(a)           No Competitive Activities. Employee realizes that, as an employee, Employee has certain fiduciary and other obligations to Acquity Group, Inc. and its affiliated entities (including, but not limited to Acquity Group, LLC, Acquity Holding, LLC, and Symplexeon, LLC) (collectively, the “Company”). Accordingly, for so long as Employee is employed or otherwise retained or compensated in any way by the Company, Employee shall not, directly or indirectly, render services to, assist, participate in the affairs of, or otherwise be connected with any person or entity (other than the Company) which is engaged in, or is planning to engage in, any business that is in any respect competitive with the business of the Company, in any capacity (whether as an employee, investor, officer, director, partner, member, manager, shareholder, lender, consultant or otherwise), including but not limited to any capacity that would:

(i)            utilize Employee’s services with respect to such business or with respect to the sales or offering of products or services similar to those which the Company provides, offers or plans to provide or offer, irrespective of where Employee renders such services; or

(ii)           reasonably be expected to utilize in any way any Confidential Information (as defined in Section 2) acquired by Employee during the course of his/her employment with the Company (whether acquired preceding, on or following the date hereof).

(b)           Exception. Nothing contained in this Section 1 shall prohibit or prevent Employee from owning securities in companies listed on a national securities exchange or traded on a national over-the-counter market, in an amount which does not exceed 5% of the outstanding securities of any such companies.

2.             PROTECTION OF CONFIDENTIAL INFORMATION

(a)           Confidential Information. For purposes of this Agreement, “Confidential Information” means all information that is not generally known and gives the Company a competitive advantage over others who do not know or use it, which Employee obtains from the Company, or learns, discovers, develops, conceives, or creates while employed or otherwise retained by the Company, and which relates to the business or assets of the Company. The term “Confidential Information” includes, but is not limited to, inventions, ideas, computer programs, protocols, designs, processes, techniques, research and development information; identities of clients and referral sources; financial data and information; business plans, strategies and processes; pricing and contract terms; client and referral source preferences and requirements; and any other information of the Company that the Company shares with Employee or that Employee should know, by virtue of Employee’s position or the circumstances under which Employee learned it, should be kept confidential. Confidential Information also includes information obtained by the Company in confidence from its clients, referral sources, partners, vendors and other third parties.

(b)           No Disclosure. Employee acknowledges that the Company has a compelling business interest in preventing unfair competition stemming from the use or disclosure of its Confidential Information. Employee therefore agrees that Employee will not disclose to others in any manner, use for Employee’s own benefit or for the benefit of anyone other than the Company, any Confidential Information, and Employee shall take all reasonable measures, in accordance with policies established by the Company, to protect Confidential Information from any accidental, unauthorized, or inappropriate use or disclosure. Employee’s obligations under this Section 2 shall continue for so long as Employee is employed or otherwise retained or compensated by the Company, and shall continue thereafter for two (2) years, and in addition, with respect to Confidential Information constituting a trade secret within the meaning of the Uniform Trade Secrets Act, for so long as such Confidential Information remains a trade secret.

(c)           The Company’s Ownership of Confidential Information and Intellectual Property. Employee further agrees that all files, records, documents, data, specification, equipment, software, hardware and similar items, whether maintained in hard copy or on line relating, to the Company’s business, whether prepared by Employee or others, and whether constituting Confidential Information or Intellectual Property (as defined below), are and shall remain exclusively the property of the Company, and that they shall not be removed from the premises or, if kept on-line, from the computer systems of the Company, without the express prior written consent of the President of the Company.

3.             NO SOLICITATION OF EMPLOYEES. Employee recognizes that the Company’s employees are unique and valuable resources of the Company who have knowledge of and access to Confidential Information and trade secrets of the Company, and who have been trained by the Company, and that the Employee’s employment requires Employee to have access to and interaction with the Company’s other employees. Employee further acknowledges that other employees of the Company have certain legal obligations, arising in contract and otherwise, to the Company which include the obligations not to unfairly compete with the Company and not to disclose or use for the benefit of others any Confidential Information or trade secrets of the Company. Accordingly, Employee agrees that for so long as Employee remains employed or otherwise retained or compensated by the Company and for a period of two (2) years thereafter, Employee shall not, directly or indirectly, recruit or solicit any employee, or group of employees, of the Company to terminate employment with the Company, or to become employed by or contract with Employee or any other person or entity. Employee will fuliher not interfere in the relationship between the Company and any such employees.

4.             NO SOLICITATION OF CLIENTS OR REFERRAL SOURCES. Employee acknowledges that in the course of being employed or otherwise retained or compensated by the Company, Employee will have access to Confidential Information regarding the identity, preferences and requirements of the Company’s clients and referral sources. Employee further acknowledges that Employee is prohibited from unfairly competing with the Company by using or disclosing to or for the benefit of others any such information of the Company. Accordingly, Employee agrees that for so long as Employee remains employed or otherwise retained or compensated by the Company and for a period of two (2) years thereafter, Employee shall not, directly or indirectly, induce or solicit any client or referral source of the Company to terminate such client’s or referral source’s relationship or arrangement with the Company, nor will Employee solicit, market to or recruit any client or referral source of the Company on behalf of Employee or any other person or entity that competes with, or that provides services or products similar to those provided by, the Company.

5.             ASSIGNMENT OF INTELLECTUAL PROPERTY

(a)           Original Development. All work that Employee performs for or on behalf of the Company and its clients or referral sources, and all work product that Employee develops or produces, including but not limited to software, documentation, memoranda, ideas, designs, inventions, and processes (“Intellectual Property”), will not, to the knowledge of Employee, infringe or violate any patent, copyright, trade secret, or other property right of any other third party.

(b)           Disclosure. Employee will promptly disclose to the Company all Intellectual Property that is developed within the scope of Employee’s employment with or other retention by the Company or that relates directly to, or involves the use of, any Confidential Information, including but not limited to all software, all concepts, ideas, and designs, and all documentation, manuals, policies, protocols, and other documents or writings. Employee understands that prompt disclosure is necessary to allow the Company to secure any patent, copyright or trademark protection that may be available to the Company.

(c)           Assignment. Employee hereby assigns to the Company all of Employee’s right, title and interest (including but not limited to all patent, trademark, copyright and trade secret rights) in and to all Intellectual Property prepared, made or conceived in whole or in part by Employee within the scope of Employee’s employment with or retention by the Company or that relate directly to, or involve the use of, Confidential Information. Employee agrees to execute all documents reasonably requested by the Company to further evidence the foregoing assignment and to provide all reasonable assistance to the Company in perfecting or protecting any or all of the Company’s rights in the Intellectual Property.

(i)            Application of Cali fomi a Labor Code Section 2870. Notwithstanding the foregoing, pursuant to California Labor Code Section 2870, Employee acknowledges receipt of notice that this assignment does not apply to an invention for which no equipment, supplies, facility or trade secret of the Company were used and which were developed entirely on Employee’s own time (“Prior Intellectual Property”), unless (a) the invention relates (i) to the business of the Company, or (ii) the Company’s actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Employee for the Company. Employee agrees, however, that the Company has the right to any improvements made upon the Prior Intellectual Property during and subsequent to his/her employment if said improvements (i) relate at the time of conception or reduction to practice to the Company’s business, or actual or demonstrably anticipated research or development of the Company, or (ii) result from any work performed by Employee for the Company.

(ii)           Prior Intellectual Property Not Assigned. Employee represents that Employee has indicated on the signature page of this Agreement all inventions, expressions of ideas, or other Intellectual Property possibly related to the Company’s business and created prior to Employee’s employment by the Company in which Employee has any right, title or interest that Employee does not assign to the Company. If Employee does not have any such inventions, expressions of ideas or work product to indicate, Employee will write “none” on the signature page.

(d)           Scope of Rights. The Company’s rights hereunder shall not be limited to this country but shall extend to any country in the world and shall attach to all Intellectual Property and Confidential Information notwithstanding that it is perfected, improved, reduced to specific form or used after Employee has left the Company’s employment.

6.             RETURN OF CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY. Upon termination of Employee’s employment with the Company for any reason, or at any time upon request of the Company, Employee agrees to promptly deliver to the Company all materials of any nature that are in Employee’s possession or control and that constitute or contain Confidential Information or Intellectual Property, or that are otherwise the property of the Company or of any client, referral source, partner or vendor, including, but not limited to, writings, designs, documents, records, data, memoranda, tapes and disks containing software, computer source code listings, routines, file layouts, record layouts, system design information, models, manuals, documentation, and notes.

7.             INTENT; SEPARATE COVENANTS. Employee agrees that the covenants contained in this Agreement are reasonable in light of the nature of the Company’s business and Employee’s role in the business of the Company. The covenants contained in this Agreement shall be construed as a series of separate and severable covenants. If any covenant contained in this Agreement is determined, by any court of competent jurisdiction, to be unenforceable or unreasonable, Employee agrees that such covenants may and shall be modified by such court, but only to the extent necessary to eliminate those restrictions determined to be unenforceable or unreasonable. Nothing contained in this Section or elsewhere in this Agreement is intended to or shall modify or reduce in any way Employee’s obligations to comply, while employed or thereafter, with applicable laws relating to trade secrets, Confidential Information, or unfair competition.

8.             REMEDIES. Employee acknowledges and agrees that Employee’s breach of any provision of Section 1,2,3,4,5 or 6 of this Agreement is likely to cause irrevocable harm to the Company, for which there may be an inadequate remedy at law and which the ascertainment of damages would be difficult. Accordingly, in the event of a breach by Employee of any term of this Agreement, the Company shall be entitled, in addition to and without having to prove the inadequacy of other remedies at law (including, without limitation, damages for prior breaches hereof), to specific performance of this Agreement, as well as injunctive relief (without being required to post bond or other security).

9.             MISCELLANEOUS.

(a)           Binding on Successors; Modification. The provisions of this Agreement shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the parties. This Agreement supersedes all earlier agreements between the Company and Employee which deal with the subject matter of this Agreement, if any, and may not be modified in whole or in part except by a statement in writing signed by Employee and an officer of the Company.

(b)           Choice of Law; Forum Selection. This Agreement and the enforcement hereof shall be governed and controlled in all respects by the laws of the State of California. Any claim or dispute arising under this Agreement shall be adjudicated by arbitration in accordance with the Mutual Agreement to Arbitrate. If the parties have not executed the Mutual Agreement to Arbitrate, or such agreement is determined to be unenforceable, the parties agree that any disputes arising under this Agreement, as well as any disputes between the parties, including but not limited to claims of discrimination, wrongful termination, unfair competition and/or compensation disputes, shall only be brought in either the United States District Court for Northern District of Illinois, Eastern Division or the Circuit Court for Cook County (“authorized courts”). For this purpose, the Employee consents to personal jurisdiction in the authorized courts in any such action and waives any improper venue or forum non conveniens objection to the conduct of any proceeding in any such court.

10.           ACKNOWLEDGEMENT

By signing this Agreement:

(a)           Employee understand that Employee has a legal commitment to abide by the above obligations;

(b)           Employee certifies that Employee has read and understand this Agreement;

(c)           Employee recognizes that any violation of this Agreement may be cause for disciplinary action, including, but not limited to, termination of employment and legal action;

(d)           Employee acknowledges that this Agreement is not a representation or agreement as to continued or guaranteed employment or any minimum or specified term or length of employment. Employee’s employment with the Company is terminable at-will.

DATED:

Signature:
Printed Name:

Prior Intellectual Property